Exhibit 2

TELE NORTE LESTE PARTICIPAÇÕES S.A.

INDEX TO FINANCIAL STATEMENTS

Unuadited Interim Consolidated Balance Sheets as of September 30, 2011 and December 31, 2010	F-2

Unuadited Interim Consolidated Income Statement for the Periods ended September 30, 2011 and 2010	F-4

Unuadited Interim Consolidated Statement of Comprehensive Income for the Periods ended September 30, 2011 and 2010	F-5

Unuadited Interim Consolidated Statement of Changes in Equity for the Periods ended September 30, 2011 and 2010	F-6

Unuadited Interim Consolidated Statement of Cash Flows for the Periods ended September 30, 2011 and 2010	F-8

Notes to the Unaudited Interim Consolidated Financial Statements	F-10

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Balance Sheets as at September 30, 2011 and December 31, 2010

(In thousands of Brazilian reais—R$)

	Note	9/30/2011	12/31/2010
Current assets
Cash and cash equivalents	9.a	9,743,567	9,052,200

Cash investments	9.b	1,723,833	2,147,606

Derivative instruments	20	223,913	43,797

Trade receivables, net	10	5,936,942	5,893,845

Inventories, net		163,575	98,212
Current recoverable taxes	11	730,141	1,103,642

Other taxes	12	1,297,157	1,072,440

Judicial deposits	13	1,958,908	1,813,162

Other assets	14	1,410,608	947,581

Total current assets		23,188,644	22,172,485

Non-current assets
Cash investments	9.b	67,877	9,092

Derivative instruments	20	256,182	23,097

Deferred taxes	11	5,732,412	5,623,381

Other taxes	12	521,163	430,837

Judicial deposits	13	7,850,380	6,453,278

Pension plan assets		100,635	92,619
Available-for-sale financial assets		885,004
Other assets	14	453,427	328,822

Investments	15	65,262	54,692

Property, plant and equipment, net	16	22,903,257	23,349,065

Intangible assets, net	17	15,672,457	16,600,015

Total non-current assets		54,508,056	52,964,898

TOTAL ASSETS		77,696,700	75,137,383

Current liabilities
Payroll, related taxes and benefits		385,072	567,556
Trade payables	18	3,878,768	4,038,747

Loans and financing	19	4,581,366	7,144,441

Derivative instruments	20	221,109	566,746

Current income taxes payable	11	554,738	732,505

Taxes other than income tax	12	1,775,450	1,746,476

Dividends and interest on capital		219,957	1,039,407
Licenses and concessions payable	21	382,243	532,310

Tax financing program	22	103,067	68,471

Provision for pension plan	26.a	62,630	77,941

Provisions	23	1,819,313	1,692,623

Other payables	24	1,696,435	1,108,445

Total current liabilities		15,680,148	19,315,668

Non-current liabilities
Loans and financing	19	23,107,979	21,991,458

Derivative instruments	20	208,208	284,180

Deferred income taxes	11	2,880,418	3,331,162

Taxes other than income tax	12	1,698,236	1,514,290

Licenses and concessions payable	21	1,391,282	1,593,847

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Balance Sheets as at September 30, 2011 and December 31, 2010

(In thousands of Brazilian reais - R$)

Tax financing program	22	1,087,427	877,831

Provision for pension plan	26.a	545,810	575,365

Provisions	23	5,161,941	5,100,751

Other payables	24	752,928	579,274

Total non-current liabilities		36,834,229	35,848,158

Equity attributable to controlling shareholders
Share capital		7,254,682	5,448,731
Capital reserves		1,319,996	142,840
Income reserves		6,809,192	6,810,072
Treasury shares		(350,937)	(353,640)
Retained earnings		313,250
Other comprehensive income		(237,889)
Valuation adjustments to equity		(1,372,336)	(868,867)

		13,735,958	11,179,136
Equity attributable to noncontrolling shareholders		11,446,365	8,794,421

Total equity		25,182,323	19,973,557

TOTAL EQUITY AND LIABILITIES		77,696,700	75,137,383

The accompanying notes are an integral part of these financial statements.

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Income Statement

For the Period Ended September 30, 2011 and 2010

(In thousands of Brazilian reais—R$, unless otherwise stated)

	Note	9/30/2011	9/30/2010
Net operating revenue	4	20,949,330	22,181,578

Cost of sales and services	5	(12,078,407)	(12,650,602)

Gross profit		8,870,923	9,530,976

Operating income (expenses)
Selling expenses	5	(3,717,910)	(3,614,909)

General and administrative expenses	5	(2,208,323)	(1,875,119)

Other operating income	6	1,394,558	898,015

Other operating expenses	6	(1,669,768)	(1,553,791)

		(6,201,443)	(6,145,804)

Operating income before financial income (expenses) and taxes		2,669,480	3,385,172

Financial income	7	1,707,301	1,355,388

Financial expenses	7	(3,788,019)	(3,013,275)

Financial expenses, net		(2,080,718)	(1,657,887)

Income before taxes		588,762	1,727,285

Income tax and social contribution
Current	8	(574,304)	(490,162)
Deferred	8	370,100	228,358

Net income for the period		384,558	1,465,481

Net income attributed to controlling shareholders		313,250	1,299,233
Net income attributed to noncontrolling shareholders		71,308	166,248

Basic and diluted earnings per share
Common shares—basic (R$)		0.69716	3.39598
Common shares—diluted (R$)		0.68150	3.31074
Preferred shares—basic (R$)		0.69896	3.39598
Preferred shares—diluted (R$)		0.69373	3.37267

The accompanying notes are an integral part of these financial statements.

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Statement of Comprehensive Income

For the Period Ended September 30, 2011 and 2010

(In thousands of Brazilian reais—R$)

	9/30/2011	9/30/2010
Net income for the year	384,558	1,465,481

Change in the available-for-sale financial assets reserve	(318,059)
Subsidiaries’ hedge accounting reserve	(19,448)

Total comprehensive income for the year	47,051	1,465,481

Comprehensive income attributed to controlling shareholders	75,361	1,299,233
Comprehensive income attributed to noncontrolling shareholders	(28,310)	166,248

The components of the statement of comprehensive income are presented net of taxes.

The accompanying notes are an integral part of these financial statements.

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Statement of Changes in Equity for the Períod Ended September 30, 2011 and 2010

(In thousands of Brazilian reais—R$, unless otherwise stated)

	Share capital	Capital reserves	Income reserves	Treasury shares	Retained earnings	Other comprehensive income	Valuation adjustments to equity	Equity attributable to controlling shareholdersshareholders	Equity attributable to Noncontrolling shareholders	Total equity
Balance at December 31, 2010	5,448,731	142,840	6,810,072	(353,640)			(868,867)	11,179,136	8,794,421	19,973,557

Capital increases	1,805,951	1,172,055						2,978,006	2,976,548	5,954,554

Recognized options granted		747	(881)					(134)		(134)

Redeemable share bonus								0	(761,763)	(761,763)

Net income for the period					313,250			313,250	71,308	384,558

Subsidiaries’ hedge accounting reserve						(13,709)		(13,709)	(5,739)	(19,448)

Changes in available-for-sale financial assets reserve						(224,180)		(224,180)	(93,879)	(318,059)

Reserve for share-based compensation		594						594	1,177	1,771

Subsidiaries’ reserve for share-based compensation		3,760						3,760	402	4,162

Changes in equity interests of a parent while maintaining the control of a subsidiary (Note 25.e.1)							(503,469)	(503,469)	503,469	0

Exercise of stock options				2,704				2,704		2,704

Dividends								0	(38,234)	(38,234)

Other								0	(1,345)	(1,345)

Balance at September 30, 2011	7,254,682	1,319,996	6,809,191	(350,936)	313,250	(237,889)	(1,372,336)	13,735,958	11,446,365	25,182,323

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Statement of Changes in Equity for the Períod Ended September 30, 2011 and 2010

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Share capital	Capital reserves	Income reserves	Treasury shares	Retained earnings	Other comprehensive income	Valuation adjustments to equity	Equity attributable to controlling shareholders- shareholders	Equity attributable to Noncontrolling shareholderss hareholders	Total equity
Balance at December 31, 2009	5,448,731	130,722	6,923,975	(358,820)			(861,417)	11,283,191	8,827,327	20,110,518

Recognized options granted		9,686						9,686		9,686

Didivends			(1,199,978)					(1,199,978)		(1,199,978)

Net income for the period					1,299,233			1,299,233	166,248	1,465,481

Exercise of stock options			(280)	565				285		285

Balance at September 30, 2010	5,448,731	140,408	5,723,717	(358,255)	1,299,233		(861,417)	11,392,417	8,993,575	20,385,992

The accompanying notes are an integral part of these financial statements.

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Statement of Cash Flows

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

	9/30/2011	9/30/2010
Cash flows from operating activities
Income before taxes	588,762	1,727,285

Items not affecting cash
Charges, interest income, and inflation adjustment	2,757,372	2,039,401
Depreciation and amortization	4,258,797	4,635,402
Provision for doubtful accounts	662,538	801,673
Provisions	741,754	511,264
Write-off of property, plant and equipment	69,204	62,115
Provision for concession fee	91,824	114,788
Employee and management profit sharing	52,825	243,402
Mark-to-market of derivative instruments	(305,613)	205,911
Inflation adjustment of taxes in installments	147,171	65,769
Inflation adjustment of dividends and interest on capital	2,075	0
Provision (reversal) for tax financing program	208,504	0
Realization of prepaid expenses	655,490	672,338
Share-based compensation	5,933	11,236
Lapsed dividends	(189,023)	(34,277)
Other	(18,867)	7,737
Changes in assets and liabilities
Trade receivables	(796,699)	(868,780)
Inventories	(62,162)	78,019
Taxes	(78,833)	717,939
Held-for-trading cash investments	(6,323,423)	(5,532,724)
Redemption of held-for-trading cash investments	6,812,001	5,071,664
Prepaid expenses	(924,534)	(725,571)
Trade payables	740,464	359,270
Payroll, related taxes and benefits	(235,309)	(78,337)
Provisions	(558,201)	(687,657)
Provision for pension plan	(96,147)	(104,518)
Other assets and liabilities	(97,082)	57,272
Financial charges paid	(1,736,168)	(2,637,114)
Income tax and social contribution paid—Company	(382,848)	(326,560)
Income tax and social contribution paid—third parties	(241,764)	(200,497)
Dividends and interest on capital received	159,661	0

Cash flows from operating activities	5,907,702	6,186,450

Tele Norte Leste Participações S.A.

Unaudited Interim Consolidated Statement of Cash Flows

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(continues)

	9/30/2011	9/30/2010
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(3,857,234)	(2,566,238)
Available-for-sale financial assets	(1,366,910)	0
Investments in taxes incentives	(10,603)	0
Judicial deposits	(2,049,234)	(1,394,162)
Redemption of judicial deposits	529,695	659,413
Net cash received from sale of equity interests (Note 2)	46,983	0
Proceeds from sale of property, plant and equipment	11,159	3,080

Cash flows used in investing activities	(6,696,144)	(3,297,907)

Cash flows from financing activities
Loans and financing, net of debt issuance cost	6,973,781	9,665,142
Repayment of loans and financing, debentures, derivatives, and leases	(10,471,191)	(7,957,066)
Licenses and concessions	(349,296)	(57,301)
Tax financing program	(111,483)	(82,931)
Capital increase	5,954,554	0
Payments of dividends and interest on capital	(633,848)	(1,164,718)

Cash flows used in (provided by) financing activities	1,362,517	403,126

Exchange differences on cash and cash equivalents	117,292

Increase (decrease) in cash and cash equivalents	691,367	3,291,669

Cash and cash equivalents
Cash and cash equivalents at the end of the period	9,743,567	9,497,197
Cash and cash equivalents at the beginning of the period	9,052,200	6,205,528

Increase (decrease) in cash and cash equivalents	691,367	3,291,669

The accompanying notes are an integral part of these financial statements.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1	GENERAL INFORMATION

Tele Norte Leste Participações S.A. (“Company” or “TNL”) is a publicly-traded corporation, established on May 22, 1998, after the spin-off of Telecomunicações Brasileiras S.A. (“Telebrás”), and is mainly engaged in holding equity interests in other companies and the operating and financial management of its direct or indirect subsidiaries. TNL is headquartered in Brazil, in the city of Rio de Janeiro, at Rua Humberto de Campos, 425 – 8º. andar. TNL is a holding company, subsidiary of Telemar Participações S.A. (“TmarPart”), which at September 30, 2011 holds 18.08% of TNL’s total capital and 46.07% of its voting capital.

TNL also holds (i) through its subsidiary Telemar Norte Leste S.A. (“TMAR”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; (ii) through its subsidiary TNL PCS S.A. (“Oi”) a license to provide mobile telephony services in Regions I and III; (iii) through its subsidiary Brasil Telecom S.A. (“BrT”) a concession to provide fixed telephone and International Long-distance in Region II; and (iv) through its subsidiary 14 Brasil Telecom Celular S.A. (“BrT Celular”) a license to provide mobile telephony services in II.

The terms of the concession agreements and permits above are disclosed in Notes 3 (i) and 17.

2	SIGNIFICANT ACCOUNTING POLICIES

The Board of Directors authorized the completion of these unaudited consolidated interim financial statements at the meeting held on October 27, 2011

2.1 — Basis of preparation

The Company’s unaudited consolidated interim financial statements have been prepared for the period ended September 30, 2011 and in accordance with IAS 34 which address interim financial reporting.

IAS 34 requires that management uses certain accounting estimates. The unaudited consolidated interim financial statements have been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

These unaudited consolidated interim financial statements do not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2010, filed on March 28, 2011, which have been prepared in accordance with International Financial Reporting Standards (IFRSs). There were no changes in the accounting policies adopted compared to the year ended December 31, 2010, except as described below:

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

a) Revenue recognition – customer loyalty program (“Oi Pontos”)

Company subsidiaries BrT Celular and Oi implemented a customer loyalty program (“Oi Pontos”), under which mobile telephony customers accumulate points related to the amounts paid for mobile telephony, fixed telephony, internet and pay TV services, which can be exchanged for mobile telephony service packages, events available at “Oi experiences” and/or transferred to the Multiplus Fidelidade Program (partner of said subsidiaries) to be exchanged for several other awards of this program, such as air tickets, fuel in Ipiranga gas stations, etc.

The points awarded under the program are accounted for as a separately identifiable component of the sales transaction in which they are granted. The fair value of the consideration received or receivable in respect of the initial sale is allocated between the award credits and the other components of the sale. The consideration allocated to the points is measured by reference to their fair value, i.e., the amount for which the award credits could be sold separately. This amount is deferred and the related revenue is recognized when, and only when, the points are redeemed, expire (after 24 months) and/or are cancelled. Revenue recognition is based on the number of points that have been redeemed in exchange for awards, as well as when they expire or are cancelled, relative to the total number expected to be redeemed. This program began its effective operations in the quarter ended March 31, 2011, with the liability recorded in unearned revenues.

b) Hedge accounting

Beginning January 1, 2011, Company subsidiary TMAR started to adopt hedge accounting for its derivative instruments. The purpose of this practice is to reduce the volatility of the recognized in the income statement due to changes in the fair values of derivative instruments. Derivative instruments that qualify for hedge accounting are submitted to period prospective and retrospective effectiveness tests using the dollar offset method.

Derivative instruments contracted and designated for hedge accounting are formally identified through initial designation documentation prepared in accordance with the requirements of IAS 39. Derivative instruments classified as cash flows hedges were designated for hedge accounting.

The effective portion, as defined in IAS 39, is recognized is an equity line item called ‘Other comprehensive income’, net of taxes, and is reclassified to financial income (expenses) using the effective rate. The ineffective portion, measured after the quarterly effectiveness tests, is recognized in financial income (expenses) in the same period it occurs.

Changes in the fair values of derivative instruments that are not designated for purposes of hedge accounting are accounted as financial income or expenses in the income statement for the period they occur.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The hedge relationship expires and the designation is removed when:

(i)	The derivative contract is exercised, terminated or settled, or if subsidiary TMAR voluntarily removes the designation, according to the criteria set out in IAS 39. The hedged item continues to exist, the balances accumulated in other comprehensive income related to the changes in the fair value of the derivative are allocated to the income statement for the year in which the hedged interest expenses and foreign exchange fluctuation are allocated.

(ii)	The debt is prepaid or extinguished. In this case, the balance accumulated in other comprehensive income is immediately allocated to financial income or expenses in the income statement for the period their designation is terminated.

The information required on derivative instruments and the effects recognized by subsidiary TMAR for the period ended September 30, 2011 are described in Note 3.

Estimates and critical accounting judgments

In preparing the unaudited consolidated interim financial statements, the Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant. The use of estimates and assumptions frequently requires judgments related to matters that are uncertain with respect to the outcomes of transactions and the amount of assets and liabilities. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities were disclosed in the Company’s financial annual statements referred to above. In the period there was no material change in the accounting estimates adopted by the Company and its subsidiaries besides the one referred to in Note 23, with respect to labor contingencies.

Other changes in the period

a) Business Partnership Agreement between Oi, Banco do Brasil S.A. (“Banco do Brasil”) and Cielo S.A. (“Cielo”)

On September 29, 2010, indirect subsidiary Oi entered into a Business Partnership Agreement with Banco do Brasil and an Investments Agreement with Cielo.

The purpose of the agreement entered into by TMAR, BrT, Oi, BrT Celular, Paggo Administradora, Way TV and Banco do Brasil is to establish a business partnership for the issuance of co-branded, prepaid, credit cards, and other means of payment in the traditional format or that use mobile payment technology to offered to current and future customer base of Oi.

The agreement entered into by Oi, Paggo Acquirer, Cielo and CieloPar Participações Ltda. (“CieloPar”) sets out the interest of Paggo Acquirer and CieloPar in a new entity called Paggo Soluções de Meios de Pagamento S.A. (“Paggo Soluções”).

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Paggo Soluções was established to engage in the capture, transmission, processing and financial settlement of business transactions originated from or competed in mobile handsets, using mobile payment technology; and promote the accreditation of the current and new merchants with its acquisition network of transaction originated in mobile handsets, using the existing nationwide relationships of the Company with Cielo and Paggo Acquirer.

In February 28, 2011, after the authorization of the Brazilian Antitrust Agency (CADE), Paggo Acquirer and CieloPar started to hold 50% each of the capital of Paggo Soluções.

Because of this change in interest held, the Company no longer fully consolidates the assets and liabilities of said indirect subsidiary and started to make the proportionate consolidation of said joint venture.

The balance sheet of Paggo Soluções proportionately consolidated by the Company as at September 30, 2011 is as follows:

Assets		Liabilities and equity
Current assets		Current liabilities
Cash and cash equivalents	2,657	Trade payables	2,712
Trade receivables	2,210	Other payables	124

Other assets	693

			2,836

	5,560

Non-current assets		Equity
Intangible assets	47,595	Capital	60,178

		Accumulated losses	(9,859)

	47,595		50,319

	53,155		53,155

b) Acquisition of the control of Blackpool Participações Ltda. (“Blackpool”) by Telemar Internet Ltda. (Oi Internet)

On July 7, 2011, Oi Internet acquired 100% of the shares of Blackpool for the total amount of of R$5,202.

Blackpool is a holding company headquartered in Sao Paulo, which holds 100% of the shares of Pointer Networks Ltda. (“Vex”), also headquartered in Sao Paulo, whose main business is the provision of internet access in public places such as airports, shopping centers, among others, in Brazil, and through wholly owned subsidiaries in the following countries: Argentina, Bolivia, Canada, Chile, Colombia, Spain, United States, Panama, Paraguay, Peru, Portugal, Ukraine, Uruguay and Venezuela.

Such a business combination is still in the measurement period. Consequently, the fair values of assets acquired and liabilities assumed, so far obtained, is still subject to adjustments that may be identified within the period of one year from the date of the acquisition.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Seasonality

The Company and its subsidiaries do not have material seasonal operations.

2.2 — New IFRS standards

On May 12, 2011, the IASB issued a package of five new or revised standards (called ‘package of five’) that address the accounting treatment of consolidation of joint arrangements and the disclosure of the involvement with other entities. Each new standard is effective for annual reporting periods beginning on or after January 1, 2013, with early adoption permitted provided that each one of the package of five standards is also early adopted. (In general, early adoption by entities in Brazil is not permitted until such standards are issued as CPCs and approved by the Brazilian Securities and Exchange Commission (CVM) and/or the Federal Accounting Council (CFC).) However, the disclosures required by IFRS 12 can be incorporated into financial statements without this meaning that an entity has early adopted this standard and, as a result, all the other four standards issued. One of the most significant changes is the issuance of IFRS 11 Joint Arrangements, which replaces IAS 31 and eliminates the option provided by the latter to account for investments in jointly controlled entities under the proportionate consolidation method. The ‘package of five’ includes the following standards: IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements, IFRS 12 Disclosure of Interests in Other Entities, IAS 27 Separate Financial Statements, IAS 28 Investments in Associates and Joint Ventures. Management will apply the relevant standards to the Company and its subsidiaries, after the issuance of these standards by the CPC and their approval by the CVM.

On May 12, 2011, the IASB also issued IFRS 13 Fair Value Measurement, which replaces the fair value measurement guidance currently dispersed across different IFRS standards with a single standard. This standard is the result of the joint project of the IASB and the US Financial Accounting Standards Board (FASB) to develop a single conceptual framework on fair value; as a result, the FASB also issued amendments to the fair value guidance set out in ASC 820. Thus, the differences between the IFRSs and the US GAAP (including the requirement to disclose a sensitivity analysis of financial instruments, required by IFRS 13 but not by ASC 820) have been significant reduced. IFRS 13 provides guidance on how to determine fair value and requires certain disclosure on fair value measurements. It does not, however, introduce any new or revised requirement on which items shall be measured at fair value or which must have their fair value disclosed. IFRS 13 is effective for annual reporting periods beginning on or after January 1, 2013, with early adoption permitted. (Early adoption by entities in Brazil is not permitted until such a standard is issued as a CPC and approved by the CVM and/or CFC.) Management will apply the relevant standards to the Company and its subsidiaries, after the issuance of these standards by the CPC and their approval by the CVM.

3	DERIVATIVE INSTRUMENTS AND RISK ANALYSIS

Financial risk management

The Company’s activities expose it to several financial risks, such as: market risk (including currency fluctuation risks, interest rate risk on fair value and cash flows, and price risk), credit risk, and

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

liquidity risk. The Company uses derivative instruments to protect it against certain exposures to these risks.

Risk management is carried out by the Company’s treasury officer, in accordance with the policies approved by management.

Oi’s Financial Risk Management Policy (the “Policy”), approved by the Board of Directors, documents the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies. Under the Policy, market risks are identified based on the features of financial transactions contracted and to be contracted during the year. Several scenarios are then simulated for each of the risk factors using statistical models, used as basis to measure the impacts the on Oi Group´s financial income (expenses). Based on this analysis, the Executive Committee annually agrees with the Board of Directors the Risk Guideline to be followed in each financial year. The Risk Guideline is equivalent to the worst expected impact of financial income (expenses) on the Group’s net income, with 95% of level of confidence. To ensure a proper risk management, according to the Risk Guideline, the treasury can contract hedging instruments, including derivative transactions such as swaps, currency forwards and options. The Company and its subsidiaries do not use derivative instruments for other purposes.

With the approval of the Policy, the Financial Risk Management Committee was created, currently consisting of the CEO, the CFO, the Regulatory Affairs Officer, the Internal Audit Officer, the Planning and Development Officer, the Tax Officer, the General Controller, and the Treasury Officer.

According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. Thus, financial instruments may exist with or without guarantees depending on circumstantial or legal aspects.

(a)	Fair value of financial instruments

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation. The interpretation of market inputs for the selection of such techniques requires considerable judgment and the preparation of estimates to obtain an amount considered appropriate for each situation. Accordingly, the estimates presented may not necessarily be indicative of the amounts that could be obtained in an active market. The use of different assumptions for the calculation of the fair value may have a material impact on the amounts obtained.

The method used for calculation of the fair value of derivative instruments (swaps and NDFs) was the future cash flows associated to each instrument contracted, discounted at market rates prevailing at September 30, 2011.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at September 30, 2011, multiplied by the number of outstanding securities.

The fair values of contracts where the current contractual terms and conditions are similar to those originally contracted or for which there are no quotation or contracting benchmarks are similar to their carrying amounts.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The main asset and liability financial instruments are as follows:

		9/30/2011
	Accounting measurement	Carrying amount	Fair value
Assets
Cash and cash equivalents	Fair value	9,743,567	9,743,567
Cash investments	Fair value	1,791,710	1,791,710
Related parties	Amortized cost
Derivative instruments	Fair value	480,095	480,095
Trade receivables	Amortized cost	5,936,942	5,936,942
Available-for-sale financial asset (i)	Fair value	885,004	885,004

Liabilities
Trade payables	Amortized cost	3,878,768	3,878,768
Borrowings and financing
Borrowings and financing	Amortized cost	21,649,560	19,432,172
Debentures (*)	Amortized cost	6,039,785	6,078,559
Derivative instruments	Fair value	429,317	429,317
Dividends and interest on capital	Amortized cost	219,957	219,957
Licenses and concessions payable	Amortized cost	1,773,525	1,773,525
Redeemable bonus shares (Note 24)		761,763	761,763

(*)	Security without a secondary market to estimate its fair value

		12/31/2010
	Accounting measurement	Carrying amount	Fair value
Assets
Cash and cash equivalents	Fair value	9,052,200	9,052,200
Short-term investments	Fair value	2,156,698	2,156,698
Related parties	Amortized cost
Derivative instruments	Fair value	66,894	66,894
Trade receivables	Amortized cost	5,893,845	5,893,845

Liabilities
Trade payables	Amortized cost	4,038,747	4,038,747
Borrowings and financing
Borrowings and financing	Amortized cost	22,157,060	22,008,573
Debentures (*)	Amortized cost	6,978,839	7,015,708
Derivative instruments	Fair value	850,926	850,926
Dividends and interest on capital	Amortized cost	1,039,407	1,039,407
Licenses and concessions payable	Amortized cost	2,126,157	2,126,157

(*)	The debentures presented under Company refer to securities without a secondary market to estimate its fair value.

(i)	On March 4, 2011, subsidiary TMAR initiated the process to acquire equity interest in Portugal Telecom (PT) under a share sale and purchase in installments agreement entered into from Barclays. On March 28, 2011, Barclays transferred to the Company 26,895,360 shares representing 3% of the share capital of PT.

On April 19, 2011, subsidiary TMAR acquired another 35,860,500 shares from Citibank equivalent to 4% of PT’s share capital.

On June 6, 2011, Barclays transferred to the Company 1,801,706 shares of PT, representing 0.4% of its share capital.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at September 30, 2011, subsidiary TMAR holds 7.4% stake in PT and paid an aggregate amount of R$1,366,910, including transaction costs and taxes totaling R$157,735.

Management believes that (i) TMAR’s 7.4% stake in PT, and (ii) the two representatives of TMAR appointed on April 6, 2011 to PT’s Board of Directors does not give the Company significant influence in the financial, operating and strategic policies of PT. For these reasons, subsidiary TMAR recognized this investment as an available-for-sale financial asset, as required by IAS 32 and 39.

Up to September 30, 2011, subsidiary TMAR recorded in other comprehensive income losses the change in the fair value of PT shares amounting to R$481,907, or R$318,059 net of taxes. TNL recognized the loss in other comprehensive income to reflect its share, amounting to R$224,180.

Fair value measurement hierarchy

IFRS 7 defines fair value as the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction on measurement date. The standard clarifies that the fair value must be based on the assumptions that market participants would consider in pricing an asset or a liability, and establishes a hierarchy that prioritizes the information used to build such assumptions. The fair value measurement hierarchy attaches more importance to available market inputs (i.e., observable data) and a less weight to inputs based on data without transparency (i.e., unobservable data). Additionally, the standard requires that an entity considers all nonperformance risk aspects, including the entity’s credit, when measuring the fair value of a liability.

IFRS 7 establishes a three-level hierarchy to measure and disclose fair value. The classification of an instrument in the fair value measurement hierarchy is based on the lowest level of input significant for its measurement. We present below a description of the three-tier hierarchy:

Level 1 — inputs are determined using quoted prices in an active market for identical assets or liabilities on measurement date. Additionally, an entity must have the possibility of trading in such active market and the quoted price cannot be adjusted by the entity.

Level 2 — Inputs other than the quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability or that can support the observed market inputs by correlation or otherwise for substantially all the asset or liability.

Level 3 — unobservable inputs are inputs based on little or no market activity. These inputs represent management’s best estimates of how market participants could attribute a price to an asset or liability. Generally, Level 3 assets and liabilities are measured using pricing models, discounted cash flows, or similar methodologies that require significant judgment or estimates.

Under IFRS 7, the Company measures its cash equivalents, cash investments, derivative instruments and available-for-sale financial assets at fair value. Cash equivalents, cash investments, and derivative instruments are classified as Level 2 since they are measured using market prices for similar instruments. Available-for-sale financial assets are classified as as Level 1.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The table below summarizes our financial assets and financial liabilities carried at fair value as at September 30, 2011 and December 31, 2010:

	00000000.00	00000000.00	00000000.00	00000000.00
Description	9/30/2011	Fair value of identical assets (Level 1)	Other observable significant impacts (Level 2)	Other unobservable significant impacts (Level 3)
Assets
Cash equivalents	9,467,387		9,467,387
Cash investments	1,791,710		1,791,710
Derivative instruments	480,095		480,095
Available-for-sale financial assets	885,004	885,004
Total assets	12,624,196	885,004	11,739,192

Liabilities
Derivative instruments	429,317		429,317
Total liabilities	429,317		429,317

Description	12/31/2010	Fair value of identical assets (Level 1)	Other observable significant impacts (Level 2)	Other unobservable significant impacts (Level 3)
Assets
Cash equivalents	8,701,982		8,701,982
Cash investments	2,156,698		2,156,698
Derivative instruments	66,894		66,894
Total assets	10,925,574		10,925,574

Liabilities
Derivative instruments	850,926		850,926
Total liabilities	850,926		850,926

(b)	Adjustment to present value

We concluded that adjustment to present values of assets and liabilities presented below does not apply for the following main reasons:

•	Trade receivables: near-term maturity of bills.

•	Trade payables, dividends and interest on capital: all obligations are due to be settled in the short term.

•	Loans and financing: all balances are adjusted for inflation based on contractual indices.

•	Licenses and concessions payable: all obligations arising from licenses are adjusted for inflation based on contractual indices.

(c)	Foreign exchange risk

Assets

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Cash equivalents and cash investments in local currency are maintained in investment funds exclusively managed for the Company and its subsidiaries, “time deposits” and investments in its own portfolio.

The risk associated to these assets arises from the possible exchange rate fluctuations that may reduce the balance of these assets. The assets subject to this risk represent approximately 16.5% (19.9% at December 31, 2010) of our total cash and cash equivalents and cash investments.

Additionally, subsidiary TMAR has an available-for-sale financial asset, being investment in the share capital of Portugal Telecom.

These assets are presented in the balance sheet as follows:

	9/30/2011			12/31/2010 Fair value
	Carrying amount	Fair value	Carrying amount
Assets
Cash equivalents	1,900,914	1,900,914	1,811,962	1,811,962
Cash investments	2,181	2,181	418,527	418,527
Available-for-sale financial asset	885,004	885,004

Liabilities

The Company and its subsidiaries have foreign currency-denominated borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. Borrowings exposed to this risk represent approximately 33.7% (22.3% at December 31, 2010) of total liabilities from borrowings and financing, less the currency hedging transactions contracted. In order to minimize this type of risk, the Company has been entering into foreign exchange hedging contracts with financial institutions. Out of the debt denominated in foreign currency 92.9% (91.0% at December 31, 2010) is protected by exchange swaps, currency forwards, and foreign currency-denominated cash investments. The unrealized gains or losses on hedging transactions are measured at fair value, as described in (a) above.

As at September 30, 2011 and 2010, the amounts shown below were recorded as gain or loss on derivatives: (see Note 7)

	9/30/2011	9/30/2010
Gain/(loss) on currency swaps	127,359	(159,208)
Currency forwards and options	201,540	(33,092)

	328,899	(192,300)

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In the period ended September 30, 2011, the Company recognized unrealized losses amounting to R$27,766 in other comprehensive income related to the effective portion of hedging contracts to hedge cash flows against foreign exchange risks designated for hedge accounting purposes, and allocated from other comprehensive income to financial income (expenses) gains amounting to R$146,065 related to the recognition of the changes in fair vales related to the effective portion of the derivative instruments. Additionally, in the same period, the Company recognized R$1,137 in financial expenses related to the ineffective portion of hedging contracts, increasing the total impact on financial income (expenses) to R$147,202 for the foreign exchange risk factor.

Derivative instruments are summarized as follows:

Derivatives not designated for hedge accounting
						Fair value
			Notional amount		Amounts receivable/ (payable)
	Index	Maturity	9/30/2011	12/31/2010	9/30/2011	12/31/2010
Cross currency swap contracts US$/R$(i)
Assets position	US$ 5.50%	Oct 2020	189,010		199,525
Liabilities position	Fixed 12.43% to 12.82%	Oct 2020	(189,010)		(197,407)

Net value					2,118

Cross currency swap contracts US$/R$ (ii)
Assets position	US$ US$ Libor 6M 3.52% to 6,05%	Sep 2011 to Feb 2016	419,321	3,336,897	406,784	2,899,475

Liabilities position	% CDI 85.30% to 110.0%	Sep 2011 to Feb 2016	(419,321)	(3,336,897)	(492,366)	(3,485,337)

Net value					(85,582)	(585,862)

Cross currency swap contracts R$/US$ (iii)
Assets position	% CDI	Feb 2016	267,202		297,585

Liabilities position	US$ 4.13% to 4.68%	Feb 2016	(267,202)		(277,014)

Net value					20,571

Cross currency swap contracts Yen/R$ (iv)
Assets position	6M Yen LIBOR + 0.48%	Jan 2011 to Sep 2017		354,969		327,300

Liabilities position	% CDI 96.25%	Jan 2011 to Sep 2017		(354,969)		(421,525)

Net value						(94,225)

Cross currency swap contracts Yen/US$ (v)
Assets position	6M Yen LIBOR + 1.25%	Jan 2011		10,436		5,004

Liabilities position	6M US LIBOR + 3.59%	Jan 2011		(10,436)		(234)

Net value						4,770

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Counterparties:

(i)	– Citibank, Deutsche, Itaú BBA, Merril Lynch, Santander, and Votorantim.

(ii)	– Votorantim, Itaú BBA, Citibank, Deutsche, Santander.

(iii)	– Citibank, Deutsche, Itaú BBA, Merrill Lynch, Morgan Stanley, Santander, Votorantim.

(iv)	– Santander

(v)	– Goldman Sachs

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Derivatives designated for hedge accounting
						Fair value
			Notional amount		Amounts receivable/ (payable)
	Index	Maturity	9/30/2011	12/31/2010	9/30/2011	12/31/2010
Cross currency swap contracts US$/R$(i)
Assets position	US$ 6M US LIBOR + 1.07% to 5.05%	Feb 2016 to Oct 2020	3,304,037		3,278,720
Liabilities position	% CDI CDI -70.40% to 109.54%	Feb 2016 to Oct 2020	(3,304,037)		(3,411,220)

Net value					(132,500)

Counterparties:

(i) — BNP Paribas, Citibank, Deutsche, Goldman Sachs, HSBC, Itaú BBA, JP Morgan, Merril Lynch, Morgan Stanley, Santander, and Standard Bank

In order to ensure the compliance of financial obligations of certain swap transactions, subsidiary TMAR may assign securities as collateral to its counterparts. As at September 30, 2011, TMAR did not have guarantees deposited on behalf of its counterparties.

US$/R$ cross currency swaps

The Company and its subsidiaries entered into a currency swap (plain vanilla) to protect their US dollar-denominated debt payments against exchange fluctuations. Under these contracts, the Company holds an asset position in US dollars plus a fixed interest rate or in US dollars plus US LIBOR and a fixed interest rate, and a short liability position pegged to CDI fluctuation. The main risk of loss in the asset position of these instruments is, therefore, the fluctuation of the US dollar exchange rate; however, such losses would be fully offset by the US dollar-denominated debt’s maturities.

R$/US$ cross currency swaps

Subsidiary TMAR entered into a currency swap (plain vanilla) to reverse swap contracts. In these contracts, TMAR has a liability position in U.S. dollars plus a fixed interest rate and an assets position linked to the CDI rate. The main risk of losses on the liability position of these instruments is on the dollar exchange rate, but these potential losses would be fully compensated by the flows of the maturing reversed dollar swaps.

Yen/R$ cross currency swaps

The Company and its subsidiary TMAR entered into a currency swap (plain vanilla) to protect its yen-denominated debt payments. Under these contracts, the Company held an asset position in yen plus a fixed interest rate or in yen plus Japanese LIBOR and a fixed interest rate, and a short liability position pegged to CDI fluctuation. On August 22, 2011, the yen denominated debt contracted by TMAR with JBIC was paid in advanced. As a result, TMAR does not mantain swaps in Yen.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

NDF derivative instruments are summarized as follows:

						Fair value
				Notional amount		Amounts receivable/ (payable)
	Index	Forward	Maturity	9/30/2011	12/31/2010	9/30/2011	12/31/2010
US$/R$ NDFs (i)
Assets position	US$	1.6419 to 1.8568	Oct 2011 To Jan 2012	2,909,220	2,360,090	144,416	(93,460)
EUR/R$ NDFs (ii)
Assets position	EUR	2.2765 to 2.4748	Nov 2011 to Jul 2012	1,870,350		151,236
US$/R$ NDFs (iii)
Liabilities position	US$	1.7087 to 1.8440	Oct 2011 to Dec 2011	1,338,197		(38,380)

Counterparty:

(i) —Barclays, BNP Paribas, Bradesco, Citibank, Deutsche, Goldman Sachs, HSBC, ITAU BBA, Merril Lynch, Morgan Stanley, Santander.

(ii) —BNP Paribas, Deutsche, Goldman Sachs, HSBC, Merril Lynch.

(iii) —Barclays, Citibank, Deutsche, HSBC, Morgan Stanley, Santander

US$/R$ non-deliverable forwards (NDFs)

Subsidiary TMAR entered into future dollar purchase transactions using non-deliverable forwards to protect against a depreciation of the Brazilian real in relation to the US dollar, in light of TMAR’s current exposure to the US dollar, not considering such contracts. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of fluctuations unfavorable to TMAR. In order to extend the protection period, TMAR can rollover such instruments through the sale of USD for the period equivalent to the NDF short-term portfolio, while simultaneously buying longer USD positions.

In September 2011, subsidiary BrT entered into future US dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of fluctuations unfavorable to BrT’s US dollar-denominated cash invested abroad before the remittance to Brazil of the funds from the senior notes issued on September 15, 2011.

EURO/R$ non-deliverable forwards (NDFs)

Subsidiary TMAR contracted future purchases of euros by NDF instruments in order to hedge against a depreciation of the Real against the euro, due to TMAR’s current exposure to the euro.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The main strategy of these contracts is to fix the exchange rate for the contracted period, thereby mitigating the effects of adverse currency movements.

Foreign exchange risk sensitivity analysis

As at September 30, 2011, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, based on the closing US dollar exchange rate (PTAX selling rate) for the period. The rate used for the probable scenario was the US dollar exchange rate prevailing at September 30, 2011. The probable rate was then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively, as presented below:

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	Rate
Description	9/30/2011	12/31/2010	Depreciation
Probable scenario
US dollar	1.8544	1.6662	0%
Japanese yen	0.024070	0.020500	0%
Currency basket	0.036011	0.032718	0%
Euro	2.4938	2.2280	0%
Possible scenario
US dollar	2.3180	2.0828	25%
Japanese yen	0.030088	0.025625	25%
Currency basket	0.045014	0.040898	25%
Euro	3.1173	2.7850	25%
Remote scenario
US dollar	2.7816	2.4993	50%
Japanese yen	0.036105	0.03075	50%
Currency basket	0.054017	0.049077	50%
Euro	3.7407	3.3420	50%

As at September 30, 2011, management estimated the future outflow for the payment of interest and principal of its debt pegged to exchange rates based on the interest rates prevailing at the end of the reporting period and the exchange rates above, also assuming that all interest and principal payments would be made on the scheduled maturity dates. The impact of hypothetical depreciations of the Brazilian real in relation to other currencies can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of depreciation. Such sensitivity analysis considers payment outflows in future dates. Thus, the sum of the amounts for each scenario is not equivalent to the fair values or even the present values of liabilities.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Future payment outflows:

	9/30/2011
Description	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Probable scenario
US dollar debt	Dollar appreciation	767,196	1,791,837	2,043,270	5,174,188	9,776,491

Derivative instruments (net position—US$)	Dollar depreciation	(1,996,262)	(946,822)	(827,567)		(1,983,824)

US dollar cash	Dollar depreciation	(1,902,786)				(1,902,786)

Euro debt	Euro appreciation	47,928	95,855	95,855		1,966,205
Derivative instruments (net position—euro)	Euro depreciation	(1,870,350)				(1,870,350)
Euro cash	Euro depreciation	(309)				(309)

Total pegged to exchange rate		(4,954,583)	940,870	1,311,558	5,156,569	2,454,414
Possible scenario
US dollar debt	Dollar appreciation	958,995	2,239,796	2,554,088	6,467,735	12,220,614
Derivative instruments (net position—US$)	Dollar depreciation	(2,495,328)	(1,183,528)	(1,034,459)		(2,479,780)

US dollar cash	Dollar depreciation	(2,378,483)				(2,378,483)

Euro debt	Euro appreciation	59,910	119,819	119,819		2,457,756
Derivative instruments (net position—euro)	Euro depreciation	(2,337,938)				(2,337,938)
Euro cash	Euro depreciation	(386)				(386)

Total pegged to exchange rate		(6,193,230)	1,176,087	1,639,448	6,445,711	3,068,016
Remote scenario
US dollar debt	Dollar appreciation	1,150,794	2,687,756	3,064,905	7,761,282	14,664,737

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Derivative instruments (net position - US$)	Dollar depreciation	(2,994,393)	(1,420,233)	(1,241,351)	(2,975,736)	(8,631,713)
US dollar cash	Dollar depreciation	(2,854,179)				(2,854,179)

Euro debt	Euro appreciation	71,892	143,783	143,783		2,949,308
Derivative instruments (net position—euro)	Euro depreciation	(2,805,525)				(2,805,525)
Euro cash	Euro depreciation	(464)				(464)

Total pegged to exchange rate		(7,431,875)	1,411,306	1,967,337	7,734,854	3,681,622
Impacts
Possible scenario—probable scenario		(1,238,646)	235,217	327,890	1,289,142	613,606

US dollar		(782,964)	211,253	303,926	797,591	529,806
Euro		(455,683)	23,964	23,964	491,551	83,797
Remote scenario—probable scenario		(2,477,292)	470,436	655,779	2,578,285	1,227,208

US dollar		(1,565,926)	422,508	607,851	1,595,182	1,059,615
Euro		(911,366)	47,928	47,928	983,103	167,593

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The fair value of financial instruments subject to currency risk would be impacted as follows in the estimated scenarios:

Impact on fair value of financial instruments Description	Risk	Balance at 9/30/2011
Probable scenario
US dollar debt	Dollar appreciation	7,573,107
Derivative instruments (net position—US$)	Dollar depreciation	(5,101,529)
US dollar cash	Dollar depreciation	(1,902,786)
Euro debt	Euro appreciation	1,955,721
Derivative instruments (net position—euro)	Euro depreciation	(1,847,710)
Euro cash	Euro depreciation	(309)
Stock investments	Euro depreciation	(885,004)

Total pegged to exchange rate		(208,510)
Possible scenario
US dollar debt	Dollar appreciation	9,466,384
Derivative instruments (net position—US$)	Dollar depreciation	(6,376,911)
US dollar cash	Dollar depreciation	(2,378,483)
Euro debt	Euro appreciation	2,444,651
Derivative instruments (net position—euro)	Euro depreciation	(2,309,638)
Euro cash	Euro depreciation	(386)
Stock investments	Euro depreciation	(1,106,255)

Total pegged to exchange rate		(260,638)
Remote scenario
US dollar debt	Dollar appreciation	11,359,661
Derivative instruments (net position—US$)	Dollar depreciation	(7,652,294)
US dollar cash	Dollar depreciation	(2,854,179)
Euro debt	Euro appreciation	2,933,582
Derivative instruments (net position—euro)	Euro depreciation	(2,771,565)
Euro cash	Euro depreciation	(464)
Stock investments	Euro depreciation	(1,327,506)

Total pegged to exchange rate		(312,765)
Impacts
Possible scenario—probable scenario		(52,128)

US dollar		142,198
Euro		(194,326)
Remote scenario—probable scenario		(104,255)

US dollar		284,396
Euro		(388,651)

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Impact on fair value of financial instruments Description	Risk	Balance at 12/31/2010
Probable scenario
US dollar debt	Dollar appreciation	5,826,002
Derivative instruments (net position—US$)	Dollar depreciation	(5,018,387)
US dollar cash	Dollar depreciation	(678,835)
Yen debt	Yen appreciation	790,100
Derivative instruments (net position—yen)	Yen depreciation	(332,304)
Currency basket debt	Increase in currency basket rate	9,968
Euro debt	Euro appreciation	1,674,568
Euro cash	Euro depreciation	(1,645,721)

Total pegged to exchange rate		625,391
Possible scenario
US dollar debt	Dollar appreciation	7,282,502
Derivative instruments (net position—US$)	Dollar depreciation	(6,272,983)
US dollar cash	Dollar depreciation	(848,544)
Yen debt	Yen appreciation	987,625
Derivative instruments (net position—yen)	Yen depreciation	(415,381)
Currency basket debt	Increase in currency basket rate	12,460
Euro debt	Euro appreciation	2,093,210
Euro cash	Euro depreciation	(2,057,151)

Total pegged to exchange rate		781,738
Remote scenario
US dollar debt	Dollar appreciation	8,739,003
Derivative instruments (net position—US$)	Dollar depreciation	(7,527,580)
US dollar cash	Dollar depreciation	(1,018,252)
Yen debt	Yen appreciation	1,185,149
Derivative instruments (net position—yen)	Yen depreciation	(498,457)
Currency basket debt	Increase in currency basket rate	14,952
Euro debt	Euro appreciation	2,511,852
Euro cash	Euro depreciation	(2,468,581)

Total pegged to exchange rate		938,086
Impacts
Possible scenario—probable scenario		156,347

US dollar		32,195
Japanese yen		114,448
Currency basket		2,492
Euro		7,212
Remote scenario—probable scenario		312,695

US dollar		64,391
Japanese yen		228,896
Currency basket		4,984
Euro		14,424

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(d)	Interest rate risk

Assets

Cash equivalents and cash investments in local currency are maintained in financial investment funds exclusively managed for the Company and its subsidiaries, investments in own portfolio of private securities (floating rate CDBs) issued by prime financial institutions, Treasury bills (LFTs), repurchase commitments, etc.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

These assets are presented in the balance sheet as follows:

	9/30/2011		12/31/2010
	Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash equivalents	7,566,473	7,566,473	6,890,020	6,890,020
Cash investments	1,789,528	1,789,528	1,738,171	1,738,171

Liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the TJLP or the CDI, in the case of Brazilian real-denominated debt, and on the LIBOR, in the case of U.S. dollar-denominated debt, , and on the BNDES floating rates in the case of debt pegged to the BNDES currency basket rate. In order to reduce their exposure to LIBOR fluctuation, the Company and its subsidiaries have swap transactions that convert LIBOR rates into fixed rates and CDI plus spread into a percentage of CDI.

As at September 30, 2011, approximately 71.2% (78.4% at December 31, 2010) of the incurred debt, less adjustment for derivative transactions, was subject to floating interest rates. After the derivative transactions, approximately 95.8% (83.1% at December 31, 2010) was subject to floating interest rates. The most material exposure of Company and its subsidiaries’ debts after the hedging transactions is to CDI. Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments and hedging adjustments. However, as the Company’s cash is invested mainly in securities pegged to the CDI fluctuation, the net exposure to CDI of current liabilities does not constitute a material risk for the Company.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at September 30, 2011 and 2010, the amounts shown below were recorded as gain or loss on derivatives: (see Note 7).

	9/30/2011	9/30/2010
Gain/(loss) on interest rate swap	(23,286)	(13,611)

	(23,286)	(13,611)

In the period ended September 30, 2011, the Company recognized unrealized gains amounting to R$1,703 in other comprehensive income related to the effective portion of hedging contracts to hedge cash flows against interest rate risks designated for hedge accounting purposes, and allocated from other comprehensive income to financial income (expenses) losses amounting to R$2,817 related to the recognition of the changes in fair vales related to the effective portion of the derivatives. Additionally, in the same period, the Company recognized R$133 in financial expenses related to the ineffective portion of hedging contracts, increasing the total impact on financial expenses to R$2,950 for the interest rate risk factor.

The amounts of contracted derivatives to hedge against floating interest rates on outstanding debt are summarized below:

Derivatives not designated for hedge accounting
					Fair value
				Notional amount	Amounts receivable/(payable)
	Index	Maturity	9/30/2011	12/31/2010	9/30/2011	12/31/2010
US LIBOR/ fixed rate swaps (i)
Assets position	6M US LIBOR 2.50%	Oct 2012 to Jun 2016	1,523,980	432,928	1,422,267	430,320
Liabilities position	US$ 5.04%	Oct 2012 to Jun 2016	(1,523,980)	(432,928)	(1,435,629)	(446,310)

Net value					(13,362)	(15,990)

CDI + spread/CDI swaps (ii)
Assets position	CDI 0.55% Fixed 12.43%	Mar 2013 to Oct 2020	459,010	270,000	471,948	282,571
Liabilities position	% CDI 99.70% to103.80% Fixed 12.82%	Mar 2013 to Oct 2020	(459,010)	(270,000)	(459,261)	(281,837)

Net value					12,687	734

Counterparty:

(i) — Citibank , Merril Lynch, Société Generale

(ii)	— Citibank, Merril Lynch

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Derivatives designated for hedge accounting
	Notional amount				Fair value
	Index	Maturity	9/30/2011	12/31/2010	9/30/2011	12/31/2010

US LIBOR/fixed rate swaps (i)
Assets position	6M US LIBOR 0.80%	Feb 2012 to Jul 2015	239.427	432.928	231.561
Liabilities position	US$ 3.62% to 4.04%	Feb 2012 to Jul 2015	(239.427)	(432.928)	(241.987)

Net value					(10.426)

Counterparty:

(i) — Citibank S.A., NY (Goldman Sachs), and Itaú

US LIBOR/fixed rate swaps

The Company and its subsidiaries entered into interest rate swaps to protect debt payments pegged to US dollar floating rates against exchange fluctuation. Under these contracts, the Company has an asset position in US dollar LIBOR and a short liability position in a fixed rate. The risk of loss in the long position of these instruments is, therefore, the fluctuation of the US dollar LIBOR; however, such possible losses would be fully offset by maturities of US dollar-denominated debt pegged to LIBOR.

CDI + spread/CDI swaps

Subsidiary TMAR entered into interest rate swaps to protect payments of Brazilian-real denominated debentures pegged to CDI plus spread. Under such contract, the Company has an asset position in CDI plus spread and a short liability position in a percentage of CDI.

Interest rate risk sensitivity analysis

The Company believes that the risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP, the USD LIBOR), and mainly the CDI. Accordingly, the risk is associated to an increase in those rates.

As at September 30, 2011, management estimated the fluctuation scenarios of the rates CDI, TJLP and USD LIBOR. The rates used for the probable scenario were the rates prevailing during the period then ended. These rates have been stressed by 25 and 50 percent, and used as benchmark for the possible and remote scenarios.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Interest rate scenarios

								9/30/2011
Probable scenario				Possible scenario				Remote scenario
CDI	TJLP	6M Yen LIBOR	6M USD LIBOR	CDI	TJLP	6M Yen LIBOR	6M USD LIBOR	CDI	TJLP	6M Yen LIBOR	6M USD LIBOR
11.88%	6.00%		0.5578%	14.85%	7.50%		0.6973%	17.82%	9.00%		0.8367%

Interest rate scenarios

								12/31/2010
Probable scenario				Possible scenario				Remote scenario
CDI	TJLP	6M Yen LIBOR	6M USD LIBOR	CDI	TJLP	6M Yen LIBOR	6M USD LIBOR	CDI	TJLP	6M Yen LIBOR	6M USD LIBOR
10.64%	6.0%	0.3475%	0.4559%	13.30%	7.5%	0.4344	0.5699%	15.96%	9.0%	0.5213	0.6839%

As at September 30, 2011, management estimated the future outflows for the payment of interest and principal of its debt pegged to CDI, TJLP and USD LIBOR based on the interest rates above, also assuming that all interest and principal payments would be made on the scheduled maturity dates. The outflows for repayment of Oi Group related party debt were not considered.

The impact of hypothetical increases of interest rates can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of increase.

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities. The fair values of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same rates that discount such flows to present value.

Additionally, the Company has cash equivalents and cash investments in floating rate securities whose yield would also increase in the possible and remote scenarios, thus offsetting part of the impact of the increase of interest rates on debt payment outflows. However, as the estimated maturities are different from the maturities of financial liabilities, the impact of the scenarios on such assets has not been considered. The balances of cash equivalents and cash investments are disclosed in Note 9.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The table below shows the future interest payment outflows:

	9/30/2011
Description	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Probable scenario
CDI pegged debt	CDI increase	1,216,707	1,565,570	981,097	438,966	4,202,340
Derivative instruments (net position—CDI)	CDI increase	424,927	700,594	553,402	519,753	2,198,676
TJLP pegged debts	TJLP increase	504,672	591,431	270,788	103,781	1,470,672
US LIBOR pegged debts	US LIBOR increase	70,402	120,938	76,934	19,255	287,529
Derivative instruments (LIBOR net position)	Drop in US LIBOR	(43,110)	(64,731)	(36,432)	(12,956)	(157,229)

Total pegged to interest rates		2,173,598	2,913,802	1,845,789	1,068,799	8,001,988
Possible scenario
CDI pegged debt	CDI increase	1,285,239	1,912,718	1,191,711	533,488	4,923,156
Derivative instruments (net position—CDI)	CDI increase	437,058	861,089	685,459	645,563	2,629,169
TJLP pegged debts	TJLP increase	518,574	676,330	339,341	198,386	1,732,631
US LIBOR pegged debts	US LIBOR increase	71,440	125,498	79,818	20,127	296,883
Derivative instruments (net position—LIBOR)	Drop in US LIBOR	(43,413)	(68,360)	(38,736)	(13,543)	(164,052)

Total pegged to interest rates		2,268,898	3,507,275	2,257,593	1,384,021	9,417,787
Remote scenario
CDI pegged debt	CDI increase	1,448,554	2,256,156	1,400,378	627,174	5,732,262
Derivative instruments (net position—CDI)	CDI increase	491,504	1,019,583	817,260	769,671	3,098,018
TJLP pegged debts	TJLP increase	532,414	762,530	410,929	300,155	2,006,028
US LIBOR pegged debts	US LIBOR increase	72,811	130,057	82,702	20,999	306,569
Derivative instruments (net position—LIBOR)	Drop in US LIBOR	(44,489)	(71,988)	(41,040)	(14,130)	(171,647)

Total pegged to interest rates		2,500,794	4,096,338	2,670,229	1,703,869	10,971,230
Impacts
Possible scenario—probable scenario		95,300	593,473	411,804	315,222	1,415,799

CDI		80,663	507,643	342,671	220,332	1,151,309
TJLP		13,902	84,899	68,553	94,605	261,959
US LIBOR		735	931	580	285	2,531
Remote scenario—probable scenario		327,196	1,182,536	824,440	635,070	2,969,242

CDI		298,424	1,009,575	683,139	438,126	2,429,264
TJLP		27,742	171,099	140,141	196,374	535,356
US LIBOR		1,030	1,862	1,160	570	4,622

(e)	Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an provision for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts.

(f)	Liquidity risk

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Management uses cash flows from operations and third-party financing to fund capital expenditures incurred on the expansion and upgrading of the network, pay dividends, repay debt, and invest in new businesses.

(g)	Risk of acceleration of maturity of borrowings and financing

Under some debt instruments of TNL and its subsidiaries, default events can trigger the accelerated maturity of other debt instruments. The impossibility to incur in new debt might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the borrowings raised can reduce the amount of funds available for capital expenditures.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the Group’s debts is detailed in Note 19, section Covenants.

(h)	Contingent liabilities

Contingent liabilities are assessed according to the likelihood of disbursement and are classified in provisions and contingent liabilities, as prescribed by IAS 37. Provisions include contingencies assessed as a probable risk, recognized in liabilities in view of the existing present obligation as a result of a past event, and because it is probable that a disbursement of funds will be required to settle the obligation. Details on these risks are presented in note 23.

(i)	Regulatory risk

Regulatory risks refer to the Switched Fixed Telephone Services (STFC) business, which is the most important operating segment in which subsidiaries TMAR and BrT operate.

Even though telecommunications services regulations in general are quite comprehensive, they are still quite restrictive when it comes to utility services, as defined by the General Telecommunications Law (LGT), as the case of STFC. As a result, most of the regulatory risks and obligations refer to this service, which is material for the activities of subsidiaries TMAR and BrT.

Concession agreements

The Company has entered into local and domestic long-distance STFC concession arrangements with ANATEL, effective from January 1, 2006 to December 31, 2025. These concession agreements, which provide for reviews on a five-year basis, in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator. The main features are:

(i)	the price (fee) of the public service concession is defined as two percent of annual revenue net of taxes, paid every two years, starting 2006, and the first payment was made on April 30, 2007. Under this calculation method, the concession fee is one percent of net revenue net of taxes for each financial year;

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	the imposition of universal access targets that can be revised every five years, as provided for by said concession arrangements. The imposition of new universal access targets that result in additional expenses for the Company must always be accompanied by an indication of the sources of the related funds. On June 30, 2011, subsidiaries BrT and TMAR entered into with ANATEL and the Ministry of Communications revisions to the STFC concession agreements effective for the period 2011-2015. See Note 30 for further details;

(iii)	possibility of the Regulator imposing alternative mandatory offer plans;

(iv)	introduction of the Regulator’s right to intervene in and change the concessionaire’s agreements with third parties;

(v)	inclusion of parent company’s, subsidiary’s, associate’s and third parties’ assets, indispensable to the concession, as returnable assets; and

(vi)	creation of a users’ board in each concession.

(vii)	Network usage tariffs are defined as a percentage of the public local and domestic long distance tariff until the effective implementation of cost model by service/modality, as prescribed by the General Regulation Updating Plan (“PGR”).

(j)	Capital management

The Company manages its capital structure according to best market practices.

The objective of capital management is to ensure that liquidity levels and financial leverage that allow the sustained growth of the Company, the compliance with the strategic investment plan, and returns to our shareholders.

The Company may change its capital structure, according to existing economic and financial conditions, to optimize its financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to 12-month accumulated EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization), net debt (total debt less cash and cash equivalents and cash investments) to 12-month accumulated EBITDA, and the interest coverage ratio, as follows:

Gross debt to EBITDA	from 2x to 3x
Net debt to EBITDA	from 1.4x to 2x
Interest coverage ratio (*)	greater than 4

(*)	Measures the Company’s ability to settle its future interest obligations.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

4	NET OPERATING REVENUE

		Consolidated
	9/30/2011	9/30/2010
Gross operating revenue	32,922,614	34,520,946

Deductions from gross revenue

Value added and other indirect services	(7,593,450)	(8,119,062)
Discounts and returns	(4,379,834)	(4,220,306)

Net operating revenue	20,949,330	22,181,578

5	EXPENSES BY NATURE

The Company elected to report the income statement by function. We present below a breakdown of the income statement by nature:

Expenses by nature	9/30/2011	9/30/2010
Depreciation and amortization	(4,258,797)	(4,635,402)
Third-party services	(3,960,164)	(3,600,742)
Interconnection	(3,494,071)	(3,778,087)
Network maintenance	(1,599,144)	(1,575,381)
Personnel	(1,347,125)	(1,197,168)
Rentals and insurance	(1,214,855)	(1,135,524)
Provision for doubtful accounts	(662,538)	(801,673)
FISTEL fee	(529,686)	(457,835)
Advertising and publicity	(397,795)	(373,816)

Costs of handsets and and accessories	(148,322)	(105,386)
Materials	(126,798)	(194,730)
Concession Contract Renewal Fee—ANATEL	(91,824)	(114,788)
Other costs and expenses	(173,521)	(170,098)

	(18,004,640)	(18,140,630)

Cost of sales and services rendered	(12,078,407)	(12,650,602)
Selling expenses	(3,717,910)	(3,614,909)
General and administrative expenses	(2,208,323)	(1,875,119)

	(18,004,640)	(18,140,630)

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

6	OTHER OPERATING INCOME (EXPENSES)

	9/30/2011	9/30/2010
Other operating income
Recovered expenses (i)	571,567	254,092
Infrastructure leases	302,005	240,267
Expired dividends	189,023	34,277
Fines on past-due bills	178,154	193,243
Technical and administrative services	90,616	88,112
Proceeds on sale of tangible and intangible assets	11,159	42,748
Other income	52,034	45,276

	1,394,558	898,015

Other operating expenses
Provisions/reversals of provisions	(741,754)	(499,110)
Taxes	(547,307)	(555,666)
Fine collection costs	(59,738)	(17,383)
Employee profit sharing	(52,825)	(243,402)
Discounts granted	(50,390)	(39,353)
Write-down on sale of tangible and tangible assets	(42,012)	(79,849)
Collection costs	(38,259)	(46,205)
Write-down of Paggo goodwill	(36,211)
Share-based compensation	(5,933)	(11,236)
Other expenses	(95,339)	(61,587)

	(1,669,768)	(1,553,791)

(i)	Refers to the recognition of recovery of expenses on post-employment benefits relating to the PBS-A pension fund surplus administered by Sistel, of subsidiary TMAR and indirect subsidiary Brasil Telecom, valued at R$354 million, the counterpart of which is under “Other assets – amounts receivable.”

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

7	FINANCIAL INCOME (EXPENSES)

	9/30/2011	9/30/2010
Financial income
Investments yield	750,786	646,615
Interest and inflation adjustment on other assets (i)	462,775	564,152
Exchange differences on translating foreign cash investments	223,819	(10,025)
Dividends (ii)	187,836
Financial discounts obtained	72,277	31,841
Other	9,808	122,805

	1,707,301	1,355,388

Financial expenses
Interest on outstanding loans with third parties	(1,340,342)	(1,453,975)
Inflation adjustment and exchange differences on third-party borrowings	(992,156)	97,422
Interest and inflation adjustment on other liabilities (i)	(699,963)	(348,105)
Interest on debentures	(364,872)	(508,921)
Inflation adjustment of provisions	(278,856)	(306,719)
Tax on transactions and bank fees	(211,430)	(193,688)
Interest on taxes in installments—tax financing program	(147,171)	(65,769)
Dividends and interest on capital	(2,075)
Derivative transactions	305,613	(205,911)
Other	(56,767)	(27,609)

	(3,788,019)	(3,013,275)

(i)	In the first quarter of 2011, subsidiary BrT reviewed the estimate of the inflation adjustment on judicial deposits, resulting in the reversal of income in line item ‘Interest and inflation adjustment on other assets’ amounting to R$198 million.

Additionally, as described in Note 23, because of the revision of the possibility of the outcome from possible loss to probable loss in lawsuits related to taxes allocated to the tax financing program, the Company recognized income amounting to R$97 million in line item ‘Interest and inflation adjustment on other assets’ and expenses amounting to R$317 million in line item ‘Interest and inflation adjustment on other liabilities’.

(ii)	On June 2, 2011 TMAR received dividends from Portugal Telecom of € 1.30 per share, totaling € 81,583 (R$187,836)

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

8	INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	9/30/2011	9/30/2010
Current taxes	(574,304)	(490,162)
Deferred taxes	370,100	228,358

Total	(204,204)	(261,804)

	9/30/2011	9/30/2010
Income before taxes on income	588,762	1,727,285
Income (loss) of companies not subject to income tax and social contribution	8,414	(2,035)
Total taxed income	597,176	1,725,250
Income tax and social contribution on taxed income (10%+15%+9% =34%)	(203,040)	(586,585)
Tax incentives (basically, operating profit) (i)	116,546	116,508
Tax effects on permanent deductions (additions) (ii)	67,405	106,083
Offset of tax loss carryforwards of subsidiaries without deferred tax credits	8,396	25,324
Unrecognized deferred tax assets (iii)	(12,170)	(50,572)
Recognized deferred tax assets related to prior years (iv)	4,020	127,438
Derecognition of deferred tax assets related to the corporate restructuring (see Note 30a)	(185,361)
Income tax and social contribution effect on income statement	(204,204)	(261,804)
Effective rate	34.19%	15.17%

(i)	Refers to the exploration income recognized in income statement pursuant to Law 11638/2007. This tax benefit is granted under an Incentive-granting Report issued by the Northeast Development Authority (SUDENE), after the compliance with all requirements made by this agency; however, the said report does not make any additional requirements whose noncompliance would result in the loss of the tax benefit before December 2013.

(ii)	The main components of permanent deduction (addition) tax effects are: nondeductible fines, waiver of interest, fines from the tax refinancing plans and the expiration of dividends.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iii)	Income of subsidiaries that do not recognize income tax and social contribution on tax loss carryforwards because they do not have prospects that they will be recovered.

(iv)	Refers basically to the recognition of deferred taxes of TMAR companies since the reviewed earnings projections point to the recoverability of the amounts.

The unaudited consolidated interim financial statements for the period ended September 30, 2011 have been prepared considering management’s best estimates and the criteria set out in the Transitional Tax Regime (RTT).

9	CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash equivalents and cash investments held by the Company and its subsidiaries as at September 30, 2011 and December 31, 2010, are classified as held for trading securities and are measured at their fair values.

(a)	Cash and cash equivalents

	9/30/2011	12/31/2010
Cash	276,180	350,218
Cash equivalents	9,467,387	8,701,982

	9,743,567	9,052,200

Exclusive investment funds	7,669,442	6,037,152
Private securities – Deposits certificates	456,236	749,892
Time deposits	1,124,222	1,645,721
Private securities	186,797	157,809
Repurchase agreements	5,881	33,785
Other	24,809	77,623

Cash equivalents	9,467,387	8,701,982

(b)	Cash investments

	9/30/2011	12/31/2010
Exclusive investment funds	1,549,623	1,831,112
Private securities	242,087	325,586

Cash investments	1,791,710	2,156,698

Current	1,723,833	2,147,606
Non-current	67,877	9,092

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)	Breakdown of the exclusive investment funds portfolios

All investment funds in which TNL and its subsidiaries invest their funds are exclusive investment funds of the group, in which, at September 30, 2011, TNL holds approximately 4% (7% at December 31, 2010), TMAR 44% (5% at December 31, 2010), Oi 12% (42% at December 31, 2010), BrT 38% (29% at December 31, 2010 – 29%), and the other subsidiaries 2% (17% at December 31, 2010) of the funds’ units.

The exclusive funds’ portfolios consist of the securities shown in the table below, which presents the consolidated balances of the funds:

	Consolidated balances of exclusive investment funds
	9/30/2011	12/31/2010

Repurchase agreements	5,827,781	5,747,697
Private securities – Deposits certificates	1,274,882	265,732
Time deposits	563,012
Private securities		1,880
Government securities		3,256
Other	3,767	18,587

Securities classified as cash equivalents	7,669,442	6,037,152

Government securities	1,488,151	1,357,585
Bank certificates of deposit (CDBs)	59,291	55,002
Time deposits		199,229
Bonds	2,181	219,296

Securities classified as cash investments	1,549,623	1,831,112

Exclusive investment funds	9,219,065	7,868,264

The Company has directly or indirectly cash investments in exclusive investment funds in Brazil and abroad, for the purpose of obtaining a return on its cash, and which are benchmarked against the CDI in Brazil and LIBOR abroad.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

10	TRADE RECEIVABLES

	9/30/2011	12/31/2010
Billed services	4,719,326	4,670,847
Unbilled services	1,867,894	1,853,670
Mobile handsets and accessories sold	271,999	290,694
Provision for doubtful accounts	(922,277)	(921,366)

Total	5,936,942	5,893,845

The aging list of consolidated trade receivables is as follows:

	9/30/2011%		12/31/2010%
Unbilled	1,867,894	27.2	1,853,670	27.2
Current	2,320,892	33.7	2,535,391	37.2
Receivables from other carriers	902,403	13.2	685,114	10.1
Past-due up to 60 days	1,041,657	15.2	1,046,185	15.4
Past-due from 61 to 90 days	154,634	2.3	161,581	2.4
Past-due from 91 to 120 days	134,908	2.0	134,536	2.0
Past-due from 121 to 150 days	116,244	1.7	116,931	1.7
Past-due from 151 to 180 days	320,587	4.7	281,803	4.1

	6,859,219	100.0	6,815,211	100.0

The changes in the Company’s provision for doubtful accounts were as follows:

Balance at December 31, 2010	(921,366)

Provision for doubtful accounts	(662,538)
Trade receivables written off as uncollectible	661,627

Balance at September 30, 2011	(922,277)

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

11	CURRENT AND DEFERRED TAXES

	9/30/2011	12/31/2010
Current taxes payable
Recoverable social contribution (CS) (i)	155,882	236,947
Recoverable income tax (IR) (i)	352,810	543,019
Withholding income taxes- IR/CS	221,449	323,676

Current taxes	730,141	1,103,642

Deferred taxes
Income tax on temporary differences and tax credits (ii)	2,691,565	2,732,783
Social contribution on temporary differences (ii)	822,373	858,089
Income tax on tax loss carryforwards (ii)	1,240,093	1,132,341
Social contribution on tax loss carryforwards (ii)	550,431	502,052
Provision for tax credits that exceeds business plan (ii)	(5,328)	(5,304)
Other deferred taxes (iii)	433,278	403,420

Non-current assets	5,732,412	5,623,381

Temporary additions by nature:
Profit sharing	19,722	95,178
Provision for actuarial deficit	206,763	221,999
Provisions for suspended taxes	159,864	182,538
Provisions for contingent liabilities	2,180,708	2,114,026
Provision for doubtful accounts	617,625	594,554
Exchange differences	46,839	99,988
Sundry provisions	(54,866)	25,532
Fair value of available-for-sale financial assets	163,848

Convergence to IFRSs—RTT:
Subsidies and FISTEL	48,206	54,965
Preoperating expenditures	17,444	60,870
Revenue recognition	54,957	66,450
Provision for asset decommissioning	42,809	74,772
Hedge accounting	10,019

	3,513,938	3,590,872

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

		Liabilities
	9/30/2011	12/31/2010
Current taxes payable
Income tax payable	377,927	506,890
Social contribution payable	176,811	225,615

Current taxes	554,738	732,505

Deferred taxes
Deferred income tax	2,105,535	2,449,843
Deferred social contribution	774,883	881,319

Non-current assets	2,880,418	3,331,162

Temporary additions by nature:
Deferred taxes on effects of BrT business combination (*)	2,871,401	3,269,488
Convergence to IFRSs—RTT	9,017	47.234
Depreciation/write-offs of special inflation adjustment—Law 8200/91		14.440

(*)	Consists of the tax effects on adjustments to fair value of property, plant and equipment and intangible assets recognized on the acquisition of BrT.

(i)	Refer to payments made, calculated based on legal estimates, which will be offset against future tax liabilities.

(ii)	The Company and its subsidiaries recognize deferred tax credits arising from tax loss carryforwards and temporary differences. According to the technical study approved by the Company’s management bodies, submitted to the Supervisory Board for approval, taxable income to be generated over the next ten years, discounted to present value, will be sufficient to realize these tax credits as shown in the table below. The Company and its subsidiaries offset their tax loss carryforwards against taxable income up to a limit of 30% per year, pursuant to the prevailing tax law.

Additionally, as at September 30, 2011, only part of tax credits on tax loss carryforwards or tax credits on temporary differences has been recognized for direct and indirect subsidiaries that do not have a profitability history and or do not expect to generate sufficient taxable income over the next ten years. Unrecognized tax credits total R$456,928 (R$273,608 in December 31, 2010).

(iii)	Refers principally to prepayments made in prior periods which will be compensated by future federal tax charges.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Reconciliation of deferred income and social contribution taxes:

	Balance at 12/31/2010	Recognizedin deferred tax income/ expenses	Recognized in other comprehensive income	Deferred income not impacting tax asset or liability	Additions / offsets	Deferred liability opening balance transferred to deferred tax assets	Recognized in financial income/ (expenses)	Balance at 9/30/2011
Deferred tax (liabilities) assets related to: Provisions	2,114,026	66,682						2,180,708
Provisions for suspended taxes (principal)	182,538	(22,674)						159,864
Provision for pension funds	221,999	(15,236)						206,763
Allowance for doubtful accounts	594,554	23,071						617,625
Profit sharing	95,178	(75,456)						19,722
Exchange difference	99,988	(53,149)						46,839
Sundry provisions	25,532	(21,029)		2,306		(61,675)		(54,866)
Subsidies and FISTEL	54,965	(6,759)						48,206
Provision for asset retirement	74,772	(31,963)						42,809
Revenue Recognition	66,450	(11,493)						54,957
Preoperating expenditures	60,870	(43,426)						17,444
Hedge accounting			10,019					10,019
Fair value adjustment on available-for-sale financial assets			163,848					163,848
Deferred income not impacting tax asset or liability		2,010		(2,010)
Provision for impairment losses	(5,304)	(24)						(5,328)

	3,585,568	(189,446)	173,867	296		(61,675)		3,508,610

Income tax on tax loss carryforwards	1,132,341	107,752						1,240,093
Social contribution on tax loss carryforwards	502,052	53,708		(5,329)				550,431

	1,634,393	161,460		(5,329)				1,790,524

Other deferred taxes	403,420				14,041		15,817	433,278

	403,420				14,041		15,817	433,278
Total assets	5,623,381	(27,986)	173,867	(5,033)	14,041	(61,675)	15,817	5,732,412
Deferred taxes on business combination with BrT	(3,269,487)	398,086						(2,871,401)
Other temporary additions and deductions	(61,675)			(9,017)		61,675		(9,017)
Total liabilities	(3,331,162)	398,086		(9,017)		61,675		(2,880,418)

	2,292,219	370,100	173,867	(14,050)	14,041		15,817	2,851,994

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

12	OTHER TAXES

	Assets
	9/30/2011	12/31/2010
Recoverable State VAT (ICMS) (i)	1,564,567	1,263,733
Taxes on revenue (PIS/COFINS)	135,041	136,033
Withholding income tax	72,931	62,565
Recoverable taxes in installments	10,126	10,126
Other	35,655	30,820

	1,818,320	1,503,277

Current	1,297,157	1,072,440
Non-current	521,163	430,837

	Liabilities
	9/30/2011	12/31/2010
Taxes on revenue (PIS/COFINS)	1,439,674	1,210,249
State VAT (ICMS)	1,068,083	1,044,716
FUST/FUNTTEL/broadcasting fees	511,352	496,296
ICMS Agreement 69/1998	368,506	257,160
Withholding income tax	3,300	142,883
Other	82,771	109,462

	3,473,686	3,260,766

Current	1,775,450	1,746,476
Non-current	1,698,236	1,514,290

(i)	Recoverable State VAT (ICMS) arises mostly from prepayment and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

13	JUDICIAL DEPOSITS

	9/30/2011	12/31/2010
Civil	5,898,511	4,983,199
Tax	2,106,842	1,720,625
Labor	1,600,124	1,346,976
Legal blocking	203,811	215,640

Total	9,809,288	8,266,440

Current	1,958,908	1,813,162
Non-current	7,850,380	6,453,278

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

14	OTHER ASSETS

	9/30/2011	12/31/2010
Advances to suppliers	659,639	622,615
Amounts receivable	423,924	114,033
Maintenance FISTEL (i)	171,328
Advances to FATL	163,064	182,252
Publicity, advertising and sponsoring	128,545	142,700
Tax incentives	52,501	52,501
Post rental	44,962	23,417
Advances to employees	39,928	73,185
Taxes and fees	23,669	17,884
Insurance	13,420	11,220
Other	143,055	36,596

Total	1,864,035	1,276,403

Current	1,410,608	947,581
Non-current	453,427	328,822

Acronym:

FATL—Fundação Atlântico de Seguridade Social

(i)	FISTEL fee: the Telecommunications Inspection Fund fee, paid annually to the ANATEL to cover the expenses incurred on the telecommunications industry inspection, in accordance

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

with relevant legislation, is recognized as prepaid expenses and allocated on a monthly basis to the income statement.

15	INVESTMENTS

	9/30/2011	12/31/2010
At acquisition cost (i)	40,774	40,555
Tax incentives, net of allowances for losses	24,121	13,770
Other investments	367	367

	65,262	54,692

(i)	The consolidated balance includes TMAR’s investment in Hispamar Satélites S.A. (“Hispamar”), which is mainly engaged in outsourcing manufacturing, launching and operation of satellites, and the use and sale of useful capacity of satellites that occupy orbital, duly licensed positions in different frequency bands, the provision of communication services, especially via satellite, and other services necessary for the achieve its corporate purposes. TMAR’s interest in this company is 19.04% and it does not have a significant influence in its management.

Summary of changes in investment balances

Consolidated
Balance at December 31, 2010	54,692

Tax incentives, net of allowances for losses	10,603
Other	(33)

Balance at September 30, 2011	65,262

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

16	PROPERTY, PLANT AND EQUIPMENT

	Works in progress	Automatic switching equipment	Transmission and other equipment	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance at December 31, 2010	2,680,974	13,223,434	25,859,580	22,156,887	4,061,150	2,597,869	70,579,894
Additions	2,020,575	106,316	460,904	237,621	55,796	77,327	2,958,539
Write-offs	(7,122)	(12,851)	(42,843)	(187,096)	(18,405)	(21,215)	(289,532)
Transfers	(1,763,161)	91,848	645,723	242,262	(134,618)	584,578	(333,368)

Balance at September 30, 2011	2,931,266	13,408,747	26,923,364	22,449,674	3,963,923	3,238,559	72,915,533

Accumulated depreciation
Balance at December 31, 2010		(10,836,075)	(15,577,865)	(16,700,280)	(2,287,365)	(1,829,244)	(47,230,829)
Depreciation expenses		(346,153)	(1,627,556)	(687,260)	(181,485)	(167,951)	(3,010,405)
Write-offs		11,890	32,914	163,145	4,849	16,441	229,239
Transfers		24,996	92,750	(137,462)	127,118	(107,683)	(281)

Balance at September 30, 2011		(11,145,342)	(17,079,757)	(17,361,857)	(2,336,883)	(2,088,437)	(50,012,276)

Property, plant and equipment, net
Balance at December 31, 2010	2,680,974	2,387,359	10,281,715	5,456,607	1,773,785	768,625	23,349,065
Balance at September 30, 2011	2,931,266	2,263,405	9,843,607	5,087,817	1,627,040	1,150,122	22,903,257
Annual depreciation rate (average)		10.64%	10.44%	7.06%	5.74%	12.47%

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by TMAR and BrT that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets are handed over to ANATEL upon the termination of the concession agreements that are not renewed.

As at September 30, 2011, the residual balance of returnable assets of subsidiary TMAR is R$4,742,003 (R$4,928,850 at December 31, 2010) and of subsidiary BrT is R$3,071,525 (R$3,292,438 at December 31, 2010), and consist of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. The balance of returnable assets does not include the appreciation of BrT assets.

In the period ended September 30, 2011, financial charges and transaction costs amounting to R$191,051 (R$68,569 period ended September 30, 2010) recognized in the unaudited consolidated interim financial statements, were capitalized as works in progress at the average rate of 18.98% p.a.

Operating leases

The monthly installments of leases that do not transfer substantially all the risks and rewards incidental to ownership to the lessee are expensed over the lease term (see ‘Leases and insurance’ in Note 5). In the period ended September 30, 2011 no amounts were allocated to the income statement given that the contracts ended in October 2010 (R$3,170 at September 30, 2010). All operating leases of the Company and its subsidiaries are cancellable.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

17	INTANGIBLE ASSETS

	Goodwill	Data processing systems	Regulatory licenses	Trademarks and patents	Other assets	Customer portfolio	Total
Cost of intangible assets
Balance at December 31, 2010	118,159	3,345,734	17,925,264	122,734	349,111	381,515	22,242,517
Additions		26,529	7,196	836	66,801		101,362
Transfers		403,150			(86,340)		316,810
Write-offs (i)	(36,211)	(69,283)					(105,494)
Balance at September 30, 2011	81,948	3,706,130	17,932,460	123,570	329,572	381,515	22,555,195
Accumulated amortization
Balance at December 31, 2010	(8,047)	(2,295,551)	(2,898,907)	(5,702)	(141,801)	(292,494)	(5,642,502)
Amortization expenses		(307,756)	(844,229)	(127)	(7,259)	(89,021)	(1,248,392)
Write-offs		8,156					8,156
Balance at September 30, 2011	(8,047)	(2,595,151)	(3,743,136)	(5,829)	(149,060)	(381,515)	(6,882,738)
Intangible assets, net
Balance at December 31, 2010	110,112	1,050,183	15,026,357	117,032	207,310	89,021	16,600,015
Balance at September 30, 2011	73,901	1,110,979	14,189,324	117,741	180,512		15,672,457
Annual amortization rate (average)		20.00%	7.44%		19.71%	40.00%

(i)	The write-offs disclose refer to the effects of the reduction of the percentage interest held by subsidiary Oi in Paggo Soluções. (Note 2.)

Goodwill

The Company’s subsidiaries also recognize goodwill arising on the acquisition of investments based on expected future earnings for an indefinite period.

In September 2010, annual impairment tests were conducted based on ten-year discounted cash flow projections, using perpetuity-based amounts in the last year, which is the period in which the entity expected to recover the investments made when the business was acquired, by applying an average growth rate of 15.1% for Cable TV and 38.9% for Means of Payment, using perpetuity-based amounts as from the 11th year. No losses were determined as a result of these tests.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Regulatory licenses

Concession/license	Execution date	Termination	Acquisition cost
Oi’s Region 1 radiofrequencies and SMP (2G)	13/03/2001	13/03/2016	1,102,007
Oi’s Region 1 radiofrequencies and SMP (2G)	11/07/2003	13/03/2016	66,096
Oi’s Region 1 radiofrequencies and SMP (2G)	22/01/2004	13/03/2016	45,218
Oi’s Region 3 radiofrequencies and SMP (2G)	29/04/2008	11/12/2022	131,106
Oi’s Region 1 radiofrequencies and SMP (3G)	29/04/2008	13/03/2016	867,018
Oi Region 3—inland—radiofrequencies and SMP (2G)	08/09/2008	07/12/2022	126,820
Oi radiofrequencies and SMP	07/12/2007	07/12/2022	8,868
Way TV cable TV concession (Uberlândia)	06/11/1998	06/11/2013	3,906
Way TV cable TV concession (Belo Horizonte)	08/02/1999	08/02/2014	16,669
Way TV cable TV concession (Barbacena)	08/02/1999	08/02/2014	535
Way TV cable TV concession (Poços de Caldas)	08/02/1999	08/02/2014	1,735
BrT’s Region 2 radiofrequencies and SMP (2G)	18/02/2002	17/12/2017	191,502
BrT’s Region 2 radiofrequencies and SMP (2G)	03/05/2004	22/12/2017	28,624
BrT’s Region 2 radiofrequencies and SMP (3G)	29/04/2008	30/04/2023	488,235
Other licenses			284,537
Fair value of BrT and BrT Celular STFC licenses			14,338,481
BrT’s Region 2 radiofrequencies and SMP (H Band)			1,073
Fair value of Amazônia Celular’s SMP licenses			230,030

Total			17,932,460

18	TRADE PAYABLES

	9/30/2011	12/31/2010
Infrastructure and network supplies	1,529,677	1,486,289
Transfer (interconnection and co-billing)	817,474	982,544
Sales commissions	259,377	317,543
Plant maintenance	209,518	302,963
Information technology	153,424	194,496
Inventories of handsets and SIM cards	95,115	81,847
Services	63,853	30,053
Call center	32,837	52,914
Rental of polls and rights-of-way	7,086	12,706
Rental of physical space and equipment	321	7,276
Other	710,086	570,116

	3,878,768	4,038,747

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

19	BORROWINGS AND FINANCING

(Includes debentures)

	9/30/2011	12/31/2010
Financing	21,607,357	22,505,500
Accrued interest and other charges on financing	607,958	285,660
Public debentures	5,791,100	6,770,740
Accrued interest on debentures	270,084	222,497
Leases		841
Debt issuance costs	(587,154)	(649,339)

Total	27,689,345	29,135,899

Current	4,581,366	7,144,441
Non-current	23,107,979	21,991,458

Borrowings and financing by type

	9/30/2011	12/31/2010	Maturity	IRR %
Financial institutions	16,102,512	16,424,098
Local currency	6,573,684	8,133,428	Aug 2010 to Dec 2033	12.07
Foreign currency	9,528,828	8,290,670	Jan 2010 to Oct 2020	0.14
Public debentures	6,061,184	6,993,237	Mar 2011 to Jul 2021	16.97
Banco Nacional de Desenvolvimento Econômico e Social (BNDES)	6,112,803	6,367,062
Local currency	6,112,803	6,357,094	Jan 2011 to Dec 2018	5.89
Basket of currencies, including US dollar		9,968

Leases		841		22.15

Subtotal	28,276,499	29,785,238
Debt issuance costs	(587,154)	(649,339)

Total	27,689,345	29,135,899

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Debt issuance costs by type

	$000000000	$000000000
	9/30/2011	12/31/2010
Financial institutions

Local currency	114,466	157,087

Foreign currency	446,956	472,813

Public debentures	21,399	14,398
Banco Nacional de Desenvolvimento Econômico e Social (BNDES)

Local currency	4,333	5,034

Basket of currencies, including US dollar		7

Total	587,154	649,339

Current	88,466	109,065

Non-current	498,688	540,274

Breakdown of debt by currency

	9/30/2011	12/31/2010
Reais	18,607,474	21,308,081
US dollar	7,148,811	5,382,779
Euro	1,933,060	1,649,985
Japanese yen		785,093
UMBNDES — BNDES basket of currencies		9,961

	27,689,345	29,135,899

Breakdown of debt by index

	30/09/2011	31/12/2010
CDI	8,861,122	12,320,396
Fixed Rate	7,765,762	6,078,469
TJLP	5,732,949	5,976,554
Libor	3,341,867	1,948,911
Japanese Yen Libor		785,094
IPCA	1,920,869	1,970,566
INPC	66,776	45,948
UMBNDES — BNDES basket of currencies		9,961

	27,689,345	29,135,899

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Payment Schedule

The non-current portion of debt is scheduled to be paid over the following periods:

2012	519,090
2013	3,302,347
2014	3,554,041
2015	2,187,100
2016	3,198,843
2017 and subsequent years	10,845,246

23,606,667

Schedule of appropriation of debt issuance costs to the income statement

Debt issuance costs are to be expensed in future periods as follows:

2012	21,842
2013	94,610
2014	73,523
2015	71,607
2016	61,549
2017 and subsequent years	175,557

498,688

(a)	Description of main borrowings and financings for the period January 1 to September 30, 2011.

Local currency-denominated financing

In December 2009, TMAR entered into a credit facility with BNDES to finance investments in the years 2009 to 2011. The amount of the two tranches that make up the credit line is R$2,731 million. In July 2011, TMAR received an additional disbursement of R$600 million. The interest rate on this loan is equal to the TJLP plus 3.95% pa, payable quarterly until December 2011 and monthly thereafter. The payment of the principal will be amortized in 84 monthly installments starting from January 2012.

In May 2008, the Company obtained a Bank Credit Note amounting to R$4.3 billion from Banco do Brasil, bearing interest payable semiannually from May 2010 to May 2016, and whose principal is repayable in seven annual installments, beginning May 2010. This transaction bears interest equivalent to CDI plus 1.30% per year. The first installment of principal was paid in May 2011 plus adjusted interest totaling R$839,886. In September 2011, the Company entered into the Second Amendment to and Ratification of the Bank Credit Note with Banco do Brasil (“BB”) amounting to R$3,071 million. Interest continues to be payable semiannually, from May 2015 to May 2018. Principal will be repaid in four annual installments, commencing May 2015. The new interest cost is CDI + 1.0% per year until May 2015 and CDI + 1.83% per year from May 2015 to May 2018.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In April 2011, TMAR voluntarily settled the November 2009 Bank Credit Note of Caixa Econômica Federal, amounting to R$2 billion, subject to interest equivalent to 117.5% of the CDI per year.

In February 2011, the Company issued R$1,500 million in promissory notes. This issuance was underwritten by Banco Itaú BBA S.A. A total of 1,500 promissory notes were issued in a single series, in the nominal amount of one million Brazilian reais (R$1,000,000.00) each. The cost of this transaction is CDI plus 0.45% per year, for a nine-day period, which matured on May 16, 2011.

In the period ended September 30, 2011, the Company paid installments of principal plus adjusted interest totaling R$562,764 related to the financing lines entered into by subsidiaries BrT and BrT Celular with BNDES, in February 2008 and November 2006, amounting to R$259 million and R$2 billion, respectively. Contractual terms and conditions are disclosed in the financial statements for the year ended December 31, 2010.

BrT issued in September 2011 senior notes totaling R$1,100 million to reduce the cost of its debt and for general corporate purposes, such as investments and debt refinancing. This transaction bears interest of 9.75% per year until and its maturity is in September 2016. Interest is payable in March and September of each year, beginning March 2012, until maturity. The transaction costs related to this issuance, totaling R$5,324, are amortized through profit or loss for the year, according to this issuance’s contractual terms, using its effective interest.

Foreign currency-denominated financing

In June 2011, TMAR entered into a export credit facility with SEK—Swedish Export Corporation and Deutsche Bank through an agreement with SEK for disbursements totaling up to US$103 million. The interest on this credit facility is 2.21% per annum payable semi-annually from January 2012. Payment of principal will be in 17 semiannual installments beginning in February 2012. In July 2011, US$5 million of the facilty was disbursed.

In June 2011, TMAR enetered into a debt refinancing line with the China Development Bank of up to US$500 million. A disbursement of US$380 million was made in July 2011, for refinancing some of TMAR’s debt The loans under this facility bear an interest rate of LIBOR +2.30% per annum, payable semiannually until June 2016. The principal amount of the transaction will be paid in five semi-annual installments starting in October 2014.

In June 2011 and February 2011, US$96.5 million (R$152 million) and US$74 million (R$123 million) were disbursed, respectively, of the US$500 million credit facility entered into by TMAR with Finnish Export Credit in August 2009. The terms and contractual conditions of this borrowing are detailed in the December 31, 2010 financial statements.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In May 2011 and February 2011, US$54.7 million (R$89.2 million) and US$31 million (R$51 million) were disbursed, respectively, of the US$220 million credit facility entered into by TMAR with Credit Agricole in April 2009, intermediated by the ONDD – Office National Du Ducroire, as export credit agency. The terms and contractual conditions of this borrowing are detailed in the December 31, 2010 financial statements.

In March 2011, TMAR entered into a credit facility with Cisco Systems Capital totaling US$100 million to finance part of the investments in the current year. This transaction bears interest of 3.5% per year. Interest is payable semiannually and principal is repayable in 13 semiannual installments, commencing May 2012. The amount disbursed was US$46 million (R$75 million) in May 2011.

In January 2011, US$21 million (R$36 million) were disbursed of the US$300 million credit facility entered into by TMAR with China Development Bank in February 2009. The terms and contractual conditions of this borrowing are detailed in the December 31, 2010 financial statements.

In January 2011, US$98 million (R$164 million) were disbursed of the US$500 million credit facility entered into by TMAR with China Development Bank in October 2009. The terms and contractual conditions of this borrowing are detailed in the December 31, 2010 financial statements.

(b)	Public debentures

The Board of Directors’ Meetings held on July 13, 2011 and July 28, 2011 approved the fifth public issuance, by BrT, of simple, nonconvertible, unsecured debentures, in the local market, with restricted placement efforts (pursuant to CVM Instruction 476), totaling R$1,000 million (face value of R$10 million), in a single series. The debentures were issued on August 8, 2011 and they were subscribed on August 10, 2011. The 100 debentures mature on August 8, 2017 and pay interest equivalent to the CDI plus 1% per year, payable annually, and principal is repayable on maturity. The transaction costs related to this issuance, totaling R$10,802, are recognized in profit or loss according to this issuance’s contractual terms.

The Extraordinary Shareholders’ Meeting held on May 23, 2011 and the Board of Directors’ Meeting held on May 5, 2011 approved the third public issuance, by the Company, of simple, nonconvertible, unsecured debentures, in the local market, with restricted placement efforts (pursuant to CVM Instruction 476), totaling R$1,500,000 (unit face value of R$10), in a single series. The issuance and subscription date of all the debentures was May 26, 2011. The 150,000 debentures mature on May 25, 2012 and pay interest equivalent to the CDI plus + 0.65% per year, payable together with principal on maturity. The transaction costs related to this issuance, totaling R$231, are recognized as borrowing costs in the Company, according to this issuance’s contractual terms.

The Extraordinary Shareholders’ Meeting held on August 16, 2010 and the Board of Directors’ Meeting held on July 29, 2010 approved the second public issuance, by TMAR, of simple, nonconvertible, unsecured debentures, in the local market, with restricted placement efforts (pursuant to CVM Instruction 476), totaling R$1,500 million (unit face value of R$10 million), in a single series. The issuance and subscription date of all the debentures was August 19, 2010. The 150 debentures, which paid interest equivalent to the CDI plus 1.10% per year, payable together with principal on maturity, were settled on February 15, 2011.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Annual Shareholders’ Meeting (ASM) held on March 7, 2006 approved the public issuance, by TMAR, of 216,000 simple, nonconvertible debentures, in two series, with face value of R$10, totaling R$2.2 billion, with issuance date on March 1, 2006 and placement date on March 27, 2006. The maturity of first series debentures is five years and of the second series debentures is seven years from the relevant issuance date, and pay interest equivalent to 103% of CDI and CDI plus spread of 0.55% per year, respectively. Interest is payable semiannually. The first series of this issuance matured in March 2011, and a total of R$1,706,750 was repaid.

On June 1, 2006, subsidiary BrT realized its fourth public issuance of 108,000 non-convertible debentures, with face value of R$10, totaling R$1,080 million. The amortization period of these debentures was 7 years, maturing on June 1, 2013. Interest is paid at the DI rate plus spread of 3.5% p.a semestrally. Amortization of the principal is annual starting on June 1, 2011, in three installments of 33.3%, 33.3% and 33.4% of face value, respectively. In June 2011 the first installment and interest to date of R$564,696 was amortized.

The debentures issued by the Company and its subsidiaries do not contain renegotiation clauses.

(c)	Guarantees

BNDES financing is collateralized by TMAR, Oi, BrT and BrT Celular receivables, and parent company’s and the companies’ guarantees amounting to R$6,112,803. Banco do Nordeste do Brasil S.A. loans are collateralized by TMAR and Oi receivables and TNL and TMAR guarantees amounting to R$397,114.

The public debentures issued by subsidiary BrT have unsecured guarantees, through a surety granted by the Company.

(d)	Leases

The obligations arising from finance leases are payable within periods ranging from 36 to 60 months and are recorded by their present value. Financial charges, which refer to CDI fluctuation, are recorded in the income statement over the lease term.

The present value of the minimum future lease payments are distributed as follows:

	9/30/2011	12/31/2010
Up to 1 year		841

		841

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(e)	Covenants

The financing agreement with the BNDES and other financial institutions, and the issuances of debentures by TMAR, Oi, BrT and BrT Celular require compliance with financial ratios. Financial ratios of the BNDES agreement are calculated semiannually, in June and December. Other financial ratios are calculated on a quarterly basis.

Specifically for the BNDES agreements, the financial ratios are calculated based on the Company’s consolidated financial reporting.

At the end of the reporting period, September 30, 2011, all ratios were in compliance.

(f)	Committed and not used credit facilities

The shareholders approved at the Extraordinary Shareholders´ Meeting held on February 18, 2011, the private placement by TMAR of 446,481 debentures convertible into Class A preferred shares (TMAR5), in a single series, with face value of R$1, totaling R$446,481. These debentures pay TJLP interest plus 1.65% per year, and mature after up to 240 months. This issuance results from the requirement to raise financing with BASA, using funds provided by the Amazon Development Fund (“FDA”), to implement the investment plan for the Amazon region. The purpose of the project is to modernize and improve the current communication network of the TMAR, to serve new municipalities, by expanding capacity in regions currently with network coverage, and upgrade the existing network to offer new types of services. TMAR has not yet issued these debentures; therefore, the Company did not receive the related proceeds.

In September 2010, TMAR entered into a credit facility agreement with Export-Import Bank of China totaling US$100 million to finance part of the investments in the current year. This transaction bears LIBOR interest plus 2.00% per year. Interest is payable semiannually and principal is repayable in 16 semiannual installments, commencing March 2013.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

20	DERIVATIVE INSTRUMENTS

	9/30/2011	12/31/2010

Assets
Currency swaps	167,050	48,207
Interest rate swaps	14,742	734
Non-deliverable forwards (NDFs)	298,303	13,084
Option contracts		4,869

	480,095	66,894

Current	223,913	43,797
Non-current	256,182	23,097

Liabilities
Currency swaps	362,442	728,393
Interest rate swaps	25,843	15,990
Non-deliverable forwards (NDFs)	41,032	106,543

	429,317	850,926

Current	221,109	566,746
Non-current	208,208	284,180

Beginning January 1, 2011, subsidiary TMAR adopted hedge accounting as one of its accounting policies. The effects of this adoption are described in Note 3.

21	LICENSES AND CONCESSIONS PAYABLE

	9/30/2011	12/31/2010
SMP	1,773,525	1,964,831
STFC concessions		157,612
Other permits		3,714

	1,773,525	2,126,157

Current	382,243	532,310
Non-current	1,391,282	1,593,847

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, and STFC service concessions, obtained at public auctions.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The payment schedule is as follows:

2012	382,243
2013	345,320
2014	346,987
2015	346,987
2016	346,987
2017 and subsequent years	5,001

Total	1,773,525

22	TAX FINANCING PROGRAM

PAES – REFIS II

TNL and its subsidiaries TMAR, Oi and iG Brasil joined the Tax Debt Refinancing Program (“PAES”)—Special Tax financing program—also known as REFIS II—governed by Law 10684/2003, where they enrolled a substantial portion of their debt to the National Treasury and the National Social Security Institute (“INSS”) due until February 28, 2003.

As prescribed by Article 7 of said Law, entities are required to make regular payment of PAES installments, and may be excluded from the plan if they fail to make payments on due date in three consecutive months or six alternating months, whichever occurs first.

The Federal Revenue Service (“RFB”) and the National Treasury Attorney General’s Office (“PGFN”) unduly included several TNL, TMAR and Oi debt debts in the PAES; as a result, the consolidated amount of the taxes in installment is higher than the amount enrolled by these companies.

Subsidiaries TMAR and Oi opted for challenging in court the differences noted by the RFB and the PGFN. In the case of Oi, the tax installments have already been settled, and only TMAR’s debt challenged in courts remain unsettled.

Subsidiaries BrT and iG Brasil had balances arising from the inclusion of federal taxes due until February 2000 in a refinancing program governed by Law 9964/2000—also known as REFIS I.

With the enactment of a new tax financing program, under Law 11941/2009 (REFIS 4), the balances of the taxes in installments of TNL, BrT, iG Brasil and TMAR were transferred, as shown below.

Tax financing program created by Law 11941/2009

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

TNL and several of its subsidiaries joined the New Financing Program of Federal Taxes (REFIS 4), governed by Law 11941/2009, where they included part of their debt managed by the RFB and the PGFN (unpaid federal tax, including social security tax) due until November 30, 2008.

In accordance with the provision of Article 1, V, Par. 9 of Law 11941/2009, the companies must timely pay new installments and may be excluded from the program if they keep three installments outstanding, whether consecutive or not, or do not paid one installment, if all the others have been paid.

The agreed term of the refinancing is 180 months. As provided for by the relevant Law and related regulatory administrative rules, the entities are required to pay the minimum monthly installments, as the final amount will only be set after the consolidation of debt by the Federal Revenue Service. The Company and its subsidiaries filed with the Federal Revenue Service and the National Treasury Attorney General’s Office, within the deadline set by joint administrative rules issued by these Government bodies, the consolidation of the debt included in the different types of tax refinancing plans provided for by Law 11941/2009. The Company’s and its subsidiaries’ debt awaits definitive consolidation by the Federal Revenue Service, however, the Company has already paid installments amounting to what it understands will be financed. The applications to the tax financing program were filed from November 11 to November 30, 2009. With the enrollment, the judicial deposits related to the lawsuits transferred to the new plan will be converted, pursuant to the applicable law, into Federal Government revenue.

TNL and its subsidiaries BrT, iG Brasil and TMAR elected to transfer the balances of the prior tax financing programs (REFIS and PAES) to the financing program plan (REFIS 4). As required by Law 11941/2009, these companies reset the related debt to the amounts owed on the date prior to the former financing programs and subsequently applied the reduction rates set forth by the new law.

The financed tax amounts are broken down as follows:

	9/30/2011	12/31/2010
PAES	19,847	219,380
Law 11941/2009 tax financing program	1,170,647	726,922

	1,190,494	946,302

Current	103,067	68,471
Non-current	1,087,427	877,831

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The amounts of PAES and the new tax financing program created by Law 11941/2009 (REFIS 4), broken down into principal, fine and interest, are as follows:

				9/30/2011	12/31/2010
	Principal	Fines	Interest	Total	Total
COFINS	336,144	60,227	293,456	689,827	446,589
Income tax	87,637	12,063	78,294	177,994	141,396
IOF	48,788	5,049	29,365	83,202	90,065
CPMF	19,756	1,973	11,606	33,335	77,321
PIS	43,258	3,518	29,913	76,689	74,450
INSS - SAT	10,187	4,047	22,160	36,394	35,811
Social contribution	22,795	3,625	17,761	44,182	38,843
Other	14,703	4,566	29,603	48,871	41,827

	583,268	95,068	512,158	1,190,494	946,302

CPMF	— tax on banking transactions

INSS	– SAT—social security tax—occupational accident insurance

As regards subsidiary TMAR, as referred to above, the tax debt originally included in PAES have been refinanced under the new tax fining program created by Law 11941/2009 (REFIS 4).

The amounts assessed by the PGFN and the RFB in PAES are being challenged in courts. Because of a lower court decision issued in March 2011, TMAR revisited the likelihood of an unfavorable outcome in the lawsuit from possible to probable. As a result, TMAR recognized in the income statement the disputed difference between the amount included in PAES in 2003, with which TMAR did not agree, and the new tax financing program (REFIS 4). In March 2011, TMAR recognized R$54 million as principal in other operating expenses and R$220 million as net inflation adjustment, recognized in financial expenses.

The Company has been making REFIS and New Tax Financing Program payments without any delays, in accordance with CVM Instruction 346/2000, which prescribes that payment regularity is an essential condition for maintaining entitlement to the terms and conditions provided for by the installment plans.

PAES amounts are adjusted for inflation using the TJLP fluctuation, and those of the New Tax Financing Program are adjusted using the SELIC (Central Bank’s policy rate), of R$147.171 (R$65.769 period ended September 30, 2010), were recognized as ‘Financial expenses’ for the period ended September 30, 2011 (see Note 7).

The payment schedule is as follows:

2011	22,748
2012	90,993
2013	90,993
2014	90,993
2015	90,993

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

2016 to 2018	272,980
2019 to 2021	272,980
2022 to 2024	257,814

1,190,494

23	PROVISIONS

(a)	Broken down as follows:

		9/30/2011	12/31/2010
	Tax (see (d) (1))

(i)	ICMS	607,105	621,889
(ii)	FUNTTEL	117,432	108,046
(iii)	Tax on services (ISS)	37,518	74,939
(iv)	Tax on net income (ILL)	27,008	55,447
(v)	INSS (joint liability, fees, and severance pay)	16,809	16,055
(vi)	Other claims	40,126	35,294

		845,998	911,670

	Labor (see (d) (2))

(i)	Overtime	653,646	612,714
(ii)	Salary differences and related effects	325,572	293,365
(iii)	Hazardous work conditions	224,257	206,440
(iv)	Indemnities	150,312	172,097
(v)	Additional post-retirement benefits	99,811	94,002
(vi)	Joint liability	96,870	88,729
(vii)	Severance pay	96,168	110,648
(viii)	Stability / reintegration	93,213	79,920
(ix)	Severance pay fund (FGTS)	40,730	39,089
(x)	Labor fines	23,785	26,183
(xi)	Lawyers/expert fees	12,307	11,828
(xii)	Employment relationship	5,494	6,516
(xiii)	Other claims	89,609	83,015

		1,911,774	1,824,546

	Civil (see (d) (3))

(i)	Corporate law	2,411,063	2,415,967
(ii)	ANATEL estimates	511,474	485,427
(iii)	ANATEL fines	401,385	340,853
(iv)	Small claims courts	193,525	181,980
(v)	Other claims	706,035	632,931

		4,223,482	4,057,158

		6,981,254	6,793,374

	Current	1,819,313	1,692,623
	Non-current	5,161,941	5,100,751

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)	Breakdown by type of contingency and risk

	9/30/2011
	Tax	Labor	Civil	Total
Provisions	845,998	1,911,774	4,223,482	6,981,254
Contingent liabilities	17,834,269	3,233,142	1,427,957	22,495,368

	12/31/2010
	Tax	Labor	Civil	Total
Provisions	911,670	1,824,546	4,057,158	6,793,374
Contingent liabilities	15,304,601	2,546,580	1,371,801	19,222,982

(c)	Summary of changes in the balance of provisions

	Tax	Labor	Civil	Total
Balance at December 31, 2010	911,670	1,824,546	4,057,158	6,793,374

Additions	4,351	230,292	507,111	741,754
Write-offs due to payment	(121,439)	(282,423)	(428,868)	(832,730)
Inflation adjustment (Note 7)	51,416	139,359	88,081	278,856

Balance at September 30, 2011	845,998	1,911,774	4,223,482	6,981,254

(d)	Provisions (consolidated)

(1)	Tax:

(i)	ICMS—Refers to the provision considered sufficient by management to cover the various tax assessments related to: (a) levy of ICMS and not ISS on certain revenue; (b) claim and offset of credits on the purchase of goods and other inputs, including those necessary for network maintenance; and (c) tax assessments related to alleged noncompliance with accessory obligations

(ii)	FUNTTEL — This provision refers to the change in the Universal Telecom Service Fund (“FUST”) fee calculation methodology, under ANATEL Abstract 7 (which no longer allows the deduction of Industrial Exploitation of Dedicated Lines (“EILD”) and interconnection charges from the calculation basis, applied retrospectively).

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iii)	ISS – TMAR and BrT have provisions for tax assessments challenged because of the levy of ISS in several services, such as, leased, value added, and technical and administrative equipment.

(iv)	ILL—TMAR offset the ILL paid up to calendar 1992 based on Federal Supreme Court (“STF”) decisions that declare the unconstitutionality of this tax. However, even though there is case law on the matter, a provision is maintained as there is no final decision of the criteria for the adjustments of these credits.

(v)	INSS – Provision related to probable losses on lawsuits discussing joint liability and indemnities.

(vi)	Other claims—Refers to provisions to cover Real Estate Tax (IPTU) assessments, amounting to R$10,462 (R$10,462 at December 31, 2010) and several tax assessments related to income tax and social contribution collection, amounting to R$1,642 (R$1,562 at December 31, 2010).

(2)	Labor:

(i)	Overtime—Lawsuits claiming the payment of overtime, for time allegedly worked after regular working hours.

(ii)	Salary differences and related effects—Represented by amounts arising from salary equalization/reclassification differences, claimed by employees who allegedly receive a lower compensation than coworkers holding a similar position, associated with other requirements provided for by the applicable law.

(iii)	Hazardous work conditions—Is the expected unfavorable outcome in lawsuits on the mandatory payment of hazardous duty premium to employees working under conditions classified as hazardous, mainly next to high-voltage installations.

(iv)	Indemnities—Refer to reimbursement of or compensation claims for damages suffered while employed by the company, for several reasons, such as: occupational accidents, temporary tenure, pain and suffering, reimbursement of payroll deductions, daycare allowance, and productivity bonuses according to collective bargaining agreement.

(v)	Additional post-retirement benefits—Claims related to differences allegedly due in the pension benefit of former employees, proportionally to other claimed amounts granted by courts and not initially considered in the calculation of the pension benefit.

(vi)	Joint liability—Lawsuits filed by former employees of outsourced companies claiming joint liability of the service receiver for amounts due and not paid by outsourced companies, usually as a result of the discontinuation of such companies’ activities.

(vii)	Severance pay—Amounts due to claimants arising from the termination of employment contract, such as vacation pay (proportional/vested), thirteenth salary, FGTS fine, etc., and the increase in this pay proportionally to other amounts claimed that allegedly should be included in the calculation of severance pay.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(viii)	Stability/reintegration—claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment contract without cause;

(ix)	Severance pay fund (FGTS)—Lawsuits related to differences owed on the deposits in the claimant’s FGTS, and also differences arising from understated inflation used to adjust FGTS balances due to losses generated by government economic plans in the 80’s and 90’s, and the resulting difference in the payment of the fine equivalent to 40% of the FGTS balance, charged in case of dismissal without cause.

(x)	Labor fines—Amounts arising from delays or nonpayment of certain amounts provided for by the employment contract, within the deadlines set out in prevailing legislation and collective bargaining agreements.

(xi)	Lawyers/expert fees—Installments paid to the plaintiffs’ lawyers and appointed court experts, when expert evidence is necessary during the fact-finding stage.

(xii)	Employment relationship—Lawsuits filed by former employees of outsourced companies claiming the recognition of an employment relationship with the Company or its subsidiaries alleging an illegal outsourcing and/or the existence of elements that evidence such relationship, such as direct subordination.

(xiii)	Other claims—refer to different litigation including rehiring, profit sharing, qualification of certain allowances as compensation, etc.

In the first quarter of 2011, BrT and its subsidiaries completed the standardization process of the calculation methodology of the provisions for labor contingencies, in line with the procedures adopted by TMAR. Under the methodology used previously, the amounts attributed to the lawsuits were the amounts reported by their outside legal counsel, where the approach currently adopted takes into consideration the average historical amounts paid in lawsuits of the same nature. As a result, BrT recognized in consolidated income statement effects of R$53,074, accounted for as other operating expenses, in line item ‘Provisions/reversals’, and R$63,566, accounted for as financial expenses, in line item ‘Inflation adjustment of provisions’.

(3)	Civil:

(i)	Corporate—Financial Participation Agreements—these agreements were governed by Administrative Rules 415/1972, 1181/1974, 1361/1976, 881/1990, 86/1991, and 1028/1996. Subscribers held a financial interest in the concessionaire after paying in a certain amount, initially recorded as capitalizable funds and subsequently recorded in the concessionaire’s equity, after a capital increase was approved by the shareholders’ meeting, thus generating the issuance of shares. The lawsuits filed against the former Companhia Riograndense de Telecomunicações – CRT, a company merged by BrT, challenge the way shares were granted to subscribers based on said financial participation agreements.

BrT used to recognize a provision for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. In the first half of 2009, however, decisions issued by appellate courts led BrT to revisit the amount accrued and the risk classification of the relevant lawsuits. BrT, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable. In 2009, BrT’s management, based on the opinions of its legal department and outside legal counsel, revised the measurement criteria of the provision related to the financial interest agreements. Said revision contemplated additional considerations regarding the dates and the arguments of the final and unappealable decisions on ongoing lawsuits, as well as the use of statistical criteria to estimate the amount of the provision for those lawsuits. BrT currently accrues these amounts mainly taking into consideration (i) the criteria above, (ii) the number of ongoing lawsuits by matter discussed, and (iii) the average amount of historical losses, broken down by matter (including all procedural costs).

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

At the end of 2010, the website of the Superior Court of Justice (STJ) disclosed news that this court had set compensation criteria to be adopted by Brasil Telecom S.A. to the benefit of the shareholders of the former CRT for those cases new shares, possibly due, could not be issued because of the sentence issued. According to this court judgment news, which does not correspond to a final decision, the potential compensation (conversion of the obligation into cash) must be based on (i) the definition of the number of shares that each claimant would be entitled, measuring the capital invested at the book value of the share reported in the company’s monthly trial balance on the date it was paid-in, (ii) after said number of shares is determined, it must be multiplied by its quotation on the stock exchange at the closing of the trading day the final and unappealable decision is issued, when the claimant becomes entitled to sell or disposed of the shares, and (iii) the result obtain must be adjusted for inflation (IPC/INPC) from the trading day of the date of the final and unappealable decision, plus legal interest since notification. In the case of succession, the benchmark amount will be the stock market price of the successor company.

Based on current information, the Company believes that its estimate would not be materially impacted as at September 30, 2011, had these criteria already been adopted. There may be, however, significant changes in the items above, mainly regarding the market price of BrT shares.

(ii)	ANATEL estimates—Refer basically to alleged noncompliance with General Plan for Universal Access Targets (“PGMU”) and Plan of General Quality Targets (“PGMQ”) obligations.

(iii)	ANATEL fines—They largely refer to provisions for fines arising from failures to meet quality targets under the terms of the Inspection Procedures of Noncompliance with Obligations (“PADOs”) of the PGMQ and the Quality Indicators Regulation (“RIQ”).

(iv)	Small claims courts—claims filed by customers for which the individual indemnification compensation amounts do not exceed the equivalent of forty minimum wages.

(v)	Other claims—Refer to several of ongoing lawsuits discussing contract terminations, compensation claimed by former suppliers and building contractors, in lawsuits filed by equipment vendors against Company subsidiaries, revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy, and litigation mainly involving discussions on the breach of contracts, to which management and its legal counsel attribute a probable likelihood of an unfavorable outcome, etc.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(e)	Contingent liabilities

TNL Company and its subsidiaries are also parties to several lawsuits in which the likelihood of an unfavorable outcome is classified as possible, in the opinion of their legal counsel, and for which no provision for contingent liabilities has been recognized.

The main contingencies classified with possible likelihood of an unfavorable outcome, according to the Company´s management’s opinion, based on its legal counsel’s assessment, are summarized below:

Tax

ICMS—Tax assessments amounting approximately to R$5,743,945 (R$4,645,477 at December 31, 2010). These tax assessments include two main matters: ICMS levied on certain revenue from services already subject to ISS or which are not part of the ICMS tax base, and utilization of ICMS credits on the purchase of goods and other inputs necessary for network maintenance;

City taxes—Tax assessments related to taxes levied by City authorities, including mainly the taxes levied on equipment lease, wake-up call services, and other communication services. The total amount involved is approximately R$2,527,512 (R$3,047,052 at December 31, 2010), which are not accrued because the legal counsel in charge consider the likelihood of an unfavorable outcome possible since these activities do not qualify under the ISS service list or are already subject to ICMS. Also, in the last quarter of 2001, the STF decided, thus strengthening the defense arguments, that ISS should not be levied on the lease of equipment, where a substantial portion of the assessed tax refers to this type of revenue.

INSS—Lawsuits amounting approximately to R$1,559,340 (R$1,442,202 at December 31, 2010), mainly related to joint liability, applicable percentage of Occupational Accident Insurance (SAT), and amounts subject to social security contribution. These include a lawsuit filed by TMAR challenging the levy of social security contribution—July 2005 Tax Debt Assessment Notices (“NFLDs”)—on profit sharing, paid pursuant to Law 10101 and Article 7 of the 1988 Federal Constitution, as such amounts should not be included in these contribution’s tax base. The amount related to this assessment is R$427,547 (R$393,332 at December 31, 2010).

Federal taxes—Federal tax assessments, mainly related to alleged undue offset and self-assessments of taxes due, and disallowing previous calculations, amounting approximately to R$5,623,410 (R$3,980,752 at December 31, 2010). The Company’s management, based on the opinion of its legal counsel, considers that the likelihood of a favorable outcome in these lawsuits is possible and, therefore, no provision was recognized for potential losses.

We list below other assessments made by federal authorities:

(i)

IRPJ, CSLL, PIS and COFINS – Goodwill amortization—July 2005 tax assessment—Challenge of R$2,424,375 (R$2,229,872 at December 31, 2010), substantially related to the corporate transaction undertaken by the Company in 1998 that resulted in the recognition of goodwill arising on the Telebrás System privatization auction. The amortization of goodwill and its deduction for tax purposes are provided for by Law 9532/1997, as Article 7 thereof authorizes the computation of the goodwill amortization charge in the taxable income of an entity resulting from a takeover, spin-off, or merger transaction when one of the combined

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

businesses holds investments in the other business, acquired at goodwill based on the investee’s expected future earnings. There is, therefore, an express, effective federal statutory provision for the utilization of goodwill paid on the acquisition of investments. This is a usual market transaction that even observes the provisions of CVM Instruction 319/1999. The Company has legal opinions from four renowned tax law firms that confirm the legality of the procedures adopted in this transaction.

The Company obtained a partially favorable decision in the lower court, which reduced the tax assessment by R$629,447 (R$579,075 at December 31, 2010) and, after filing an appeal, awaits the decision of the administrative court of tax appeals, maintaining R$1,794,928 as possible loss.

(ii)	PIS and COFINS – Undue disallowances – On June 30, 2006, TMAR received a tax assessment from the SRF amounting to R$999,533 (R$919,544 at December 31, 2010), related to several disallowances of deductions from the PIS and COFINS taxable bases because tax auditors did not consider the information contained in the amended Declaration of Federal Tax Debits and Credits (DCTF) to calculate the amounts due, and inaccuracies in the comparative schedules (calculated PIS and COFINS vs. DCTF) prepared by tax auditors. TMAR gathered the documentation supporting its own correct calculations and payments and, based on the opinion of its legal counsel, considers that the likelihood of an unfavorable outcome is possible.

While a partially favorable decision was obtained in the lower court, which is still provisional and decreases the tax assessment by approximately R$999,533 (R$522,767 at December 31, 2010), TMAR filed an appeal against the unfavorable portion of the decision. As the decrease is based on the verification of the errors made, TMAR’s legal counsel believes that a favorable outcome regarding the remaining portion of R$431,292 is possible.

(iii)	Fine—IRRF on Intragroup loan—Tax assessment of December 2007—Tax authorities fined TMAR R$250,869, historic amount (R$230,816 at December 31, 2010) for not having withheld income tax due (calendar 2002 and 2003) on the income arising from loan agreements entered into with parent TNL.

The Company obtained a partially favorable decision in the lower court, which reduced the tax assessment by R$97,027 (R$89,272 at December 31, 2010) and, after filing an appeal, awaits the decision of the administrative court of tax appeals, maintaining R$153,842 as possible loss. TMAR’s legal counsel believes there are strong arguments for the defense of its interest, since in addition to part of the amounts having already lapsed and the risk of loss is remote, said withholding was waived by Article 77, II, of Law 8981/1995, which was revoked only by Law 10833/2003.

Labor:

Refer to several lawsuits claiming, but not limited to, the payment of salary differences, overtime, hazardous duty premium, and joint liability, which total approximately R$3,233,142 (R$2,546,580 at December 31, 2010).

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Civil:

Refer to lawsuits for which no court decision has been issued, and are mainly related, but not limited to, challenging of network expansion plans, compensation for pain and suffering and material damages, collection lawsuits, and bidding processes. These lawsuits total approximately R$1,427,957 (R$1,371,801 at December 31, 2010).

This total is based exclusively on the amounts claimed by the plaintiffs (which are typically higher than the actual claim case), and to date there has been no final court decision.

The challenges described above also include certain ongoing litigation with committed subscribers and assignees of committed subscribers of fixed telephony in Region I, who alleged non-full compliance with certain financial participation agreements prior to the privatization (in which these subscribers allege having right to TMAR shares). These lawsuits currently involve approximately 45,000 agreements and the company did not recognize any provision since its legal counsel assesses the risk of loss as possible. As the lawsuits related to said agreements are at the fact-finding stage it is not practicable to measure possible disbursements in such lawsuits. Accordingly, based on IAS 37 Provisions, Contingent Assets and Contingent Liabilities, paragraph 91, the Company does not have an estimate of the amounts involved to be disclosed in its unaudited consolidated interim financial statements.

In September 2004, the Federal Public Prosecution Office and the Rio de Janeiro State Public Prosecution Office filed a civil suit against TNL, TMAR, Oi and the Federal Government requesting the annulment of the transfer of the Oi share control to TMAR, and the payment of compensation for pain and suffering and material damages allegedly inflicted to the noncontrolling shareholders and the financial market. The sale of Oi share control to TMAR is also challenged by two lawsuits filed by two noncontrolling shareholders, and in an administrative proceeding filed by the CVM to determine whether there were any irregularities in the transaction. The three lawsuits were judged unfounded by the Brazilian lower court. Accordingly, our legal counsel reassessed the possibility of loss as remote.

In July 2009, a class civil action was filed against TMAR by the Federal Government, the Federal Public Prosecution Office, the Federal District and Territories Public Prosecution Office, customer protection bodies and several State Consumer Protection Agencies (PROCONs) seeking compensation for alleged collective pain and suffering caused by noncompliance of the rules to establish general Customer Service (“SAC”) standards. TMAR filed its defense arguments on September 16, 2009, and waits the lower court decision.

The Company is a defendant in administrative proceedings and is being subject to preliminary investigations conducted by the Brazilian Antitrust Agency (CADE) related to potential violations of Law 8884/94 (Antitrust Law). These investigations may result in penalties, including fines. To date no fine or penalty has been imposed. Management has assessed the risk of incurring in fines in one or more proceedings as possible, and thus the Company did not recognize any provision.

(f)	Contingent assets

Below are the tax lawsuits filed by BrT to claim refund of taxes paid.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

PIS/COFINS—Tax lawsuit challenging the enforcement of Law 9718/1998, which increased the PIS and COFINS tax base. The Law covered the period from February 1999 to November 2002 for PIS and from February 1999 to January 2004 for COFINS. In November 2005, the Federal Supreme Court (STF) concluded the judgment of certain lawsuits on the same matter and considered the increase in the tax base introduced by said Law unconstitutional. Part of the lawsuits filed by TMAR and the STFC concessionaires from Region II of the Concession Plan, merged by BrT in February 2000, became final and unappealable in 2006 as regards the increase in PIS and COFINS tax base. BrT awaits the judgments of the lawsuits filed by the other merged companies, whose likelihood of a favorable outcome in future filing of appeals is regarded as probable. The amount attributed to these lawsuits, representing consolidated unrecognized contingent assets, was R$21,092 (R$20,271 at December 31, 2010).

(g)	Guarantees

TNL and its subsidiaries have bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The total amount of contracted guarantees, effective at September 30, 2011, corresponds to R$8,744,093 (R$7,769,699 at December 31, 2010). The commission charges on these contracts are based on market rates.

24	OTHER PAYABLES

	9/30/2011	12/31/2010
Redeemable bonus shares (i)	761,763
Unearned revenues (ii)	609,989	660,326
Advances from customers	359,358	323,789
Payable – reverse stock split	218,942	220,086
Asset retirement obligation	207,911	201,796
Underwritten amounts	150,813	163,497
Other	140,587	118,225

Total	2,449,363	1,687,719

Current	1,696,435	1,108,445
Non-current	752,928	579,274

(i) Refers to the recognition of redeembale bonus shares resulting from the proposed corporate restructuring, as disclosed in Note 30 (a).

(ii) Prepaid services are carried as unearned revenues and recognized in revenue as the services are used by the customers.

25	EQUITY

(a)	Capital

Subscribed and paid-in capital is R$7,254,682 (R$5,448,731 at December 31, 2010), represented by the following shares, without par value:

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	Number of shares (in thousands)
	9/30/2011	12/31/2010
Total capital in shares
Common shares	187,029	130,612
Preferred shares	289,633	261,223

Total	476,662	391,835

Treasury shares
Common shares	(2,984)	(3,021)
Preferred shares	(6,127)	(6,167)

Total	(9,111)	(9,188)

Outstanding shares
Common shares	184,045	127,591
Preferred shares	283,506	255,056

Total outstanding shares	467,551	382,647

Book value per outstanding share (R$)	29.41	29.22

The shares held in treasury are excluded from the determination of the book value.

The Company is authorized to increase its capital, according to a resolution of the Board of Directors, up to the limit of 700 million common or preferred shares, without the obligation to preserve the proportion between these two types of shares, within the legal limit of 2/3 for the issuance of new nonvoting preferred shares.

Within the authorized capital limit, the Board of Directors may decide on the grant of stock options and cancel the preemptive right on the issuance of shares, or convertible debentures or founder shares.

At the meeting held on March 28, 2011, TMAR’s board of directors approved the capital increase through the private subscription of 56,417,086 new common shares and 28,409,175 new preferred shares, all registered, book-entry, and without par value. As a result of the approved capital increase, fully paid in, in March 2011, the Company’s paid-in capital is R$7,254,682.

(b)	Treasury shares

TNL’s last stock repurchase plan was terminated in 2005.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The position of treasury shares is as follows:

	Common shares	Amount (1)	Preferred shares	Amount (1)
Balance at December 31, 2010	3,021	85,384	6,167	268,255
Shares sold	(37)	(998)	(40)	(1.704)
Balance at September 30, 2011	2,984	84,386	6,127	266,551

(1)	Equivalent to the cost of shares sold

Treasury shares were repurchased with funds from capital reserves.

Historical cost in purchase of treasury shares (R$ per share)	9/30/2011	12/31/2010
Weighted average	43.50	43.50
Minimum	34.89	34.89
Maximum	45.28	45.28

Unit cost considers all stock repurchase programs.

Fair value of treasury shares

The fair value of treasury shares at the end of the reporting period was as follows:

	9/30/2011		12/31/2010
	Preferred	Common	Preferred	Common
Number of treasury shares	6,127	2,984	6,166.5	3,020.8
Quotation per share on BOVESPA (R$)	17.80	20.60	24.29	32.30
Fair value	109,060	61,470	149,785	97,572

The table below shows the deduction of the amount of treasury shares from the reserve used in the repurchase:

	9/30/2011	12/31/2010
Investment reserves carrying balance	6,357,936	6,358,817
Treasury shares	(350,937)	(353,640)

Balance, net of treasury shares	6,006,999	6,005,177

(c)	Capital reserves

Share subscription and sale premium reserve

Represents the issue price of new shares exceeding the nominal amount of the portion allocated to capital and/or the sale of treasury shares. The Company recognized in this reserve a premium totaling R$1,172,055 arising on the share issuance carried out on March 28, 2011, described in (a) above.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Investment grants

The balance refers mainly to tax incentive investments—FINOR.

Stock option reserve

Corresponds to the fair value of the options on the common and preferred stock of TNL, granted to the beneficiaries of the Stock Option Plan, allocated on a straight-line basis over the vesting period.

In the period ended September 30, 2011, the amount R$594 was recognize in this reserve.

(d)	Profit reserves

Under Article 199 of Brazilian Corporate Law, the balance of the profit reserves, except contingencies, tax incentives, and unrealized profits cannot exceed total capital. On December 31, 2010, the balance of retained earnings exceeded the value of the Company’s share capital. In a meeting held on 28 March 2011, the Board of Directors of TNL approved a capital increase through private subscription of new common and preferred shares. In view of the approved capital increase, which was fully paid in March 2011, the Company’s capital stock increased to R$7,254,682, reestablishing compliance with Article 199 of Brazilian Corporate Law.

Legal reserve

Under Article 193 of Brazilian Corporate Law, the Company must allocate 5% of its profit for the year to a legal reserve, up to the limit of 20% of capital. This allocation is optional when the legal reserve plus the capital reserves exceed 30% of capital. The legal reserve can be used for capital increase purposes or for absorbing losses, but cannot be distributed as dividends.

Investment reserve

The Company has a profit reserve consisting of funds to be used in direct investments or investments made by granting credit facilities to its subsidiaries so that they execute their capital budgets. Investments have been made mainly in the expansion of the fixed and mobile telephony plants.

(e)	Other valuation adjustments to equity

(e.1)	Premium on capital transactions and changes in equity interest percentages

This line item incorporates changes in equity interests held in subsidiaries that did not result in loss of control, i.e., capital transactions (transactions with owners of the Company).

In the period ended September 30, 2011, the Company recognized R$503,468 related to changes in the percentage equity interest held in subsidiary TMAR, to 70.39% from 81.92%, as a result of the capital subscription made in 2011.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(e.2)	Other comprehensive income

The Company recognizes in this line item revenue, expenses, reclassification adjustments, and the tax effects related to these components, which are not recognized in the income statements. In the period ended September 30, 2011 the Company recognized as equity share of losses of R$224.180 and R$13.709 related to exchange differences on translating available-for-sale financial assets held abroad and the effects of adopting hedge accounting (Note 3), respectively.

(f)	Shareholder rights, dividends and interest on capital

Dividends are calculated pursuant to the Company’s bylaws and the Brazilian Corporate Law. Mandatory minimum dividend are calculated in accordance with Article 202 of Law 6404/76, and preferred or priority dividends are calculated pursuant to the Company’s Bylaws.

Nonvoting preferred shares have priority in capital reimbursement without premium and in dividend payment, and are entitled to receive fixed, noncumulative dividends equivalent to the higher of 6% per year, proportionally to the interest in capital or 3% of the book value of the share. By decision of the Board of Directors, the Company can pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, Law 9249/1995. The interest paid or credited will be offset against the annual mandatory minimum dividend amount, pursuant to Article 43 of the Bylaws.

At the Company’s Annual Shareholders’ Meeting held on April 28, 2011, shareholders approved the allocation of net income for 2010, amounting to R$1,427,714, as follows: (a) recognition of legal reserve amounting to R$71,386; (b) recognition of investment reserve amounting to R$1,017,246; and (c) payment of mandatory dividends amounting to R$339,082. Retained earnings arising from the restatement of 2009 due to the adoption of IFRSs, amounting to R$3,911,106, were allocated to the recognition of the 2009 investment reserve.

(g)	Basic and diluted earnings (loss) per share

Basic

Basic earnings per share are calculated by dividing the net income attributable to controlling shareholders, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the year.

Diluted

Diluted earnings per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. The Company has potentially dilutive securities arising from the stock options, which were considered in the calculation of the diluted earnings per share. Additionally, the Company considered the dilutive effect arising from the stock option plan of subsidiary BrT that have a dilutive effect because they can result in a reduction of the share of profits of Coari and, consequently, of TMAR and TNL, increasing the loss attributable to the controlling shareholders of Coari.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	9/30/2011	9/30/2010
Net income attributable to controlling shareholders	313.250	1.299.233

Net income allocated to common shares–basic	119,542	433,267
Equity pick-upon the dilutive effect of BrT’s stockoption plan	(10)	(25)
Net income allocated to common shares–diluted	119,532	433,242

Net income allocated to preferred shares–basic	193,708	865,966
Equity pick-upon the dilutive effect of BrT’s stockoption plan	(10)	(26)
Net income allocated to preferred shares–diluted	193,698	865,940

Weighted average number of outstanding shares
Common shares–basic	171,470,808	127,582,369
Potentially dilutive common shares	3,925,651	3,277,000
Common shares–diluted	175,396,459	130,859,369
Preferred shares–basic	277,137,328	254,997,119
Potentially dilutive preferred shares	2,075,448	1,755,000
Preferred shares–diluted	279,212,776	256,752,119

Earnings per share

Common shares–basic	0.69716	3.39598

Commonshares–diluted	0.68150	3.31074

Preferred shares–basic	0.69896	3.39598

Preferred shares–diluted	0.69373	3.37267

26	EMPLOYEE BENEFITS

This note should be read together with the related disclosures made in Note 27 to the financial statements for the year ended December 31, 2010.

(a)	Pension Funds

The Company and its subsidiaries sponsor retirement benefit plans (“pension funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries. The table below shows the existing pension plans as at September 30, 2011.

Pension plan	Sponsors	Manager

PBS-A	TNL, TMAR, and BrT	Sistel

PAMA	TNL, TMAR, and BrT	Sistel

PBS-Telemar	TNL and TMAR	FATL

TelemarPrev	TNL, TMAR, BrT, Oi and Oi Internet	FATL

PBS-TNCP	Oi	Sistel

CELPREV	Oi	Sistel

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

TCSPREV	BrT, BrT Celular, VANT, BrT Multimídia, BrT CS, iG and BrTI	FATL

BrTPREV	BrT, BrT Celular, BrT Multimídia, BrT CS, iG and BrTI	FATL

Fundador / Alternativo	BrT, BrT Celular, BrT Multimídia, BrT CS, iG and BrTI	FATL

PAMEC	BrT	BrT

Sistel – Fundação Sistel de Seguridade Social

FATL – Fundação Atlântico de Seguridade Social

Telemar Participações S.A., the Company’s parent, is one of the sponsors the TelemarPrev benefit plan.

For purposes of the pension plans described in this note, the Company can also be referred to as the “Sponsor”.

On January 1, 2010, the pension plans that until then were administrated by Fundação 14 de Previdência Privada and Fundação BrTPREV were transferred to the administration of FATL.

The Bylaws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the pension fund entities, with the agreement of the National Pension Plan Authority (PREVIC), as regards the specific plans. PREVIC is the official agency that approves and oversees said plans.

The sponsored defined benefit plans are closed to new entrants because they are close-end pension funds. Participants’ and the sponsors’ contributions are defined in the funding plan.

For the plans that report an actuarial surplus, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

The Directors of subsidiary Brasil Telecom are currently evaluating the possibility of moving the participants of the Founder / Alternative plan to the BrTPREV plan, as well as evaluating the possible impacts of this migration on the provisions contained in its financial statements. BrT estimates that the process of studying the issue and obtaining approval from its management bodies occurs until the end of 2011.

Provision for actuarial liabilities of pension plan

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

	9/30/2011	12/31/2010
BrTPREV and Fundador/Alternativo plans	605,018	650,305
PAMEC Plan	3,422	3,001

Total	608,440	653,306

Current	62,630	77,941
Non-current	545,810	575,365

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Assets recorded to be offset against future employer contributions

Assets recognized from the TCSPREV Plan related to: (i) sponsor contributions which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The assets recognized are used to offset future employer contributions. These assets are broken down as follows:

	9/30/2011	12/31/2010
TCSPREV Plan	100,635	92,619

Total	100,635	92,619

Non-current	100,635	92,619

(b)	Employee profit sharing

The employee profit sharing plan was established in 1999 as a way to stimulate employees to meet individual and corporate goals, improving return to shareholders. The plan comes into effect when the following goals are met:

•	Attainment of economic value added goals (earnings before interest, income tax, depreciation and amortization indicators, and economic value added indicators); and

•	Operating, quality and market indicators.

As at September 30, 2011, the Company and its subsidiaries recognized provisions based on goal attainment estimates totaling R$52,350 (R$299,883 at December 31, 2010), recognized in line item ‘Social security and labor provisions’.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The differences between the accrued amounts and the amounts stated in the income statements refer to increases in prior years’ estimates, when the benefit is effectively paid.

(c)	Share-based payment plans

TNL’s stock option plan

The Company and its subsidiaries have share-based payment plans regarding which there were no significant changes in the period ended September 30, 2011.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

27	OPERATING SEGMENTS

The Company’s management uses operating segment information for decision-making. The operating segments are identified according to the nature of the services and the technology used to provide the telecommunications services. The reportable segments are summarized below:

•	Fixed telephony/data: offers local and long distance voice transmission and data communication services;

•	Mobile telephony: offers primarily mobile voice, 3G data communication, and additional services, which include messaging services and interactivity; and

•	Other: the other operating segments include pay TV services, internet service provider, means of payment, and Call Center.

The performance of each segment is obtained in the Company’s accounting records and is segregated as follows:

	Fixedtelephony/data		Mobiletelephony		Allothersegments(i)		Eliminations		Total
	9/30/2011	9/30/2010	9/30/2011	9/30/2010	9/30/2011	9/30/2010	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net operating revenue	15,765,375	17,143,130	7,802,848	7,376,578	773,899	763,270	(3,392,792)	(3,101,400)	20,949,330	22,181,578
Cost of sales and services	(10,542,583)	(11,410,014)	(4,373,812)	(3,828,867)	(439,355)	(433,297)	3,277,343	3,021,576	(12,078,407)	(12,650,602)
Interconnection	(4,403,760)	(4,579,391)	(1,720,663)	(1,618,770)	(12,020)		2,642,372	2,420,074	(3,494,071)	(3,778,087)
Depreciation and amortization	(2,782,863)	(3,420,341)	(1,166,620)	(866,984)	(37,318)	(18,199)			(3,986,801)	(4,305,524)
Network maintenance	(1,398,057)	(1,425,352)	(256,358)	(196,907)	(1,083)	(1,457)	56,354	48,335	(1,599,144)	(1,575,381)
Rentals and insurance	(1,090,272)	(938,948)	(470,324)	(475,986)	(34,491)	(51,420)	572,885	522,766	(1,022,202)	(943,588)
Cost of handsets and accessories		(506)	(145,620)	(118,379)	(9,709)	(15,961)	7,007	29,460	(148,322)	(105,386)
Other costs and expenses	(867,631)	(1,045,476)	(614,227)	(551,841)	(344,734)	(346,260)	(1,275)	941	(1,827,867)	(1,942,636)

Gross profit	5,222,792	5,733,116	3,429,036	3,547,711	334,544	329,973	(115,449)	(79,824)	8,870,923	9,530,976

Operating income (expenses)

Selling expenses	(2,203,898)	(2,233,910)	(1,559,163)	(1,438,261)	(307,081)	(267,183)	352,232	324,445	(3,717,910)	(3,614,909)
Provision for doubtful accounts	(416,654)	(529,142)	(210,635)	(232,418)	(35,249)	(40,113)			(662,538)	(801,673)
Sales commissions	(304,924)	(262,749)	(710,363)	(621,337)	(49,499)	(34,771)	16,150	18,350	(1,048,636)	(900,507)
Call center	(624,540)	(547,727)	(204,541)	(195,548)	(64,047)	(63,243)	275,613	256,260	(617,515)	(550,258)
Posting and collection	(332,695)	(368,809)	(67,940)	(79,279)	(16,405)	(12,739)	1,563	3,423	(415,477)	(457,404)
Advertising and publicity	(160,292)	(172,801)	(237,843)	(195,949)	(31,209)	(27,652)	31,549	22,586	(397,795)	(373,816)
Other third-party services	(121,696)	(103,713)	(49,765)	(38,895)	(12,404)	(18,295)	11,027	10,543	(172,838)	(150,360)
Other costs and expenses	(243,097)	(248,969)	(78,076)	(74,835)	(98,268)	(70,370)	16,330	13,283	(403,111)	(380,891)

General and administrative expenses	(1,569,027)	(1,285,471)	(493,260)	(440,954)	(149,917)	(155,791)	3,881	7,097	(2,208,323)	(1,875,119)

Other operating income (expenses), net	4,796	(497,364)	(44,900)	80,610	20,960	4,218	(256,066)	(243,240)	(275,210)	(655,776)
Other operating income	1,231,703	748,270	214,937	252,798	78,002	22,988	(130,084)	(126,041)	1,394,558	898,015
Other operating expenses	(1,226,907)	(1,245,634)	(259,837)	(172,188)	(57,042)	(18,770)	(125,982)	(117,199)	(1,669,768)	(1,553,791)

Operating income (loss) before financial income and taxes	1,454,663	1,716,371	1,331,713	1,749,106	-101,494	-88,783	-15,402	8,478	2,669,480	3,385,172
Financial income (expenses), net	(2,760,100)	(1,809,839)	688,340	183,223	(24,360)	(22,793)	15,402	(8,478)	(2,080,718)	(1,657,887)
Financial income	1,260,427	1,195,559	1,115,451	509,211	238,727	104,995	(907,304)	(454,377)	1,707,301	1,355,388
Financial expenses	(4,020,527)	(3,005,398)	(427,111)	(325,988)	(263,087)	(127,788)	922,706	445,899	(3,788,019)	(3,013,275)

Income (loss) before taxes	(1,305,437)	(93,468)	2,020,053	1,932,329	(125,854)	(111,576)			588,762	1,727,285

Income tax and social contribution	564,528	283,584	(597,131)	(543,763)	(171,601)	(1,625)			(204,204)	(261,804)

Net income (loss) for period	(740,909)	190,116	1,422,922	1,388,566	(297,455)	(113,201)			384,558	1,465,481

Net income (loss) attributable to controlling shareholders									313,250	1,299,233
Net income (loss) attributable to noncontrolling shareholders									71,308	166,248

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Additional disclosures
Services provided	14,804,420	16,271,677	5,524,458	5,216,715	503,970	510,116			20,832,848	21,998,508
Sales			116,482	183,070					116,482	183,070
Revenue from external-clients	14,804,420	16,271,677	5,640,940	5,399,785	503,970	510,116			20,949,330	22,181,578
Intersegment revenue	960,955	871,453	2,161,908	1,976,793	269,929	253,154
Total revenue	15,765,375	17,143,130	7,802,848	7,376,578	773,899	763,270
Depreciation and amortization	2,994,286	3,528,062	1,202,252	1,043,144	62,259	64,196			4,258,797	4,635,402
PP&E and intangible increases	2,232,235	837,177	697,979	495,862	129,687	82,278			3,059,901	1,415,317
Balance sheet information	9/30/2011	12/31/2010	9/30/2011	12/31/2010	9/30/2011	12/31/2010	9/30/2011	12/31/2010	9/30/2011	12/31/2010
Total assets	57,582,755	52,145,932	27,528,678	26,418,775	3,066,731	4,371,014	(10,481,464)	(7,798,338)	77,696,700	75,137,383

(i)	Even though the Company’s executive committee does not assess the internet, cable TV, and means of payment segments separately, the table below shows, the main data on these segments:

Other segments	Internet		TV		Means of payment
	9/30/2011	9/30/2010	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Revenue from external clients	344,193	355,051	153,325	145,087	16,181	21,253
Financial income	17,376	14,350	1,341	718	11,588	1,944
Financial expenses	(3,414)	(1,898)	(1,652)	(6,383)	(23,372)	(10,960)
Depreciation and amortization	(17,629)	(14,654)	(13,219)	(8,273)	(7,257)	(11,786)
Net income for the period	51,995	77,727	(101,084)	(67,450)	(76,552)	(108,467)

	9/30/2011	12/31/2010	9/30/2011	12/31/2010	9/30/2011	12/31/2010
Assets	1,113,975	639,819	466,679	311,492	250,441	274,898
Liabilities	220,601	166,434	70,280	294,295	184,479	238,862

The tables below present the components of revenue from the fixed telephony/data and mobile telephony segments for the periods ended September 30, 2011 and 2010.

Fixed telephony/data	9/30/2011	9/30/2010
Local fixed line services (ex—VC1)	8,610,237	9,633,212
Local fixed-mobile calls service (VC1)	2,650,640	3,011,095
Long distance fixed line services (ex—VC2 and VC3)	2,907,145	3,365,467
Long distance fixed-mobile calls VC2 and VC3	759,889	943,553
Remuneration for the use of the fixed line network	1,071,746	1,051,078
Data transmission services	7,053,107	7,052,979
Public phones	256,096	410,907
Other fixed line services	1,172,000	1,121,834

Total gross operating revenue	24,480,860	26,590,125

Value added and other taxes	(5,760,354)	(6,396,320)
Discounts and returns	(2,955,131)	(3,050,675)

Net operating revenue	15,765,375	17,143,130

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Mobile telephony	9/30/2011	9/30/2010
Mobile telephone services	6,626,124	6,204,809
Remuneration for the use of the mobile network	4,253,712	3,945,949
Sale of handsets and accessories	116,483	183,070

Total gross operating revenue	10,996,319	10,333,828

Value added and other indirect services	(1,927,662)	(1,828,276)
Discounts and returns	(1,265,809)	(1,128,974)

Net operating revenue	7,802,848	7,376,578

The fixed/data segment operates in foreign countries through a system of submarine optical fiber cables, with connection points in the United States, Bermuda, Venezuela and Brazil, allowing data traffic through integrated service packages, offered to local and international corporate customers.

In reporting based on geographic segments, the segment’s revenue is based on the locations of the country where the services are provided. The segment’s non-current assets are based on the location of the assets.

In view of their immateriality, revenue and non-current assets of operations in foreign countries are being jointly disclosed.

	Revenue from external customers		Non-current assets (*)
	9/30/2011	9/30/2010	9/30/2011	12/31/2010
In Brazil	20,905,541	22,132,805	47,306,376	47,077,791
In foreign countries	43,789	48,773	159,570	138,918

Total	20,949,330	22,181,578	47,465,946	47,216,709

(*)	Except for financial instruments, deferred taxes and assets related to pension funds.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

28	RELATED-PARTY TRANSACTIONS

	9/30/2011	12/31/2010
Assets
TRADE RECEIVABLES
Portugal Telecom	5,878
Unitel	997
Contax S.A.	1,303

	8,178

	9/30/2011	12/31/2010
Liabilities
TRADE PAYABLES
Portugal Telecom	1,630
Contax S.A.	9,296

	10,926

Dividends and interests on capital
Telemar Participações		87,388
Luxemburgo Participações S.A		19,016
Valverde Participações S.A		10,462
Bratel Brasil S.A		63,430
LF Tel. S.A		19,015
L.A Fonte Telecom S.A		350
Andrade Gutierrez S.A		350

	10,926	200,011

	9/30/2011	9/30/2010
Revenue
Revenue from services provided
Portugal Telecom	4,123
Unitel	877
Contax S.A.	15,566

	20,566

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	9/30/2011	9/30/2010
Costs and expenses

Cost of services
Portugal Telecom	(1,458)
Contax S.A.	(974,659)	(580,105)

	(976,117)	(580,105)

(a)	Financing agreements with the BNDES

The Company entered into financing agreements with BNDES, controlling shareholder of BNDESPAR, which at September 30, 2011 holds 13.05% of the voting capital of Telemar Participações S.A., parent of TNL and holding company of the Group.

The balance due by the companies related to BNDES credit facilities at September 30, 2011 was R$6,112,803 (R$6,367,062 at December 31, 2010) in consolidated, and borrowing costs on these credit facilities in the period ended September 30, 2011 amounted to R$189.665 (R$212.533 in the period ended September 30, 2010).

(b)	Compensation of key management personnel

The compensation of the officers responsible for planning, managing and controlling the Company’s activities, including the compensation of the directors and executive officers, is as follows:

	9/30/2011	9/30/2010
Short-term benefits	20,446	28,747
Share-based compensation	4,700	7,757

	25,146	36,504

(c)	Call center services

On November 30, 2004, subsidiaries TMAR and Oi entered into an agreement with Contax for the provision of call center services. Contax is a call center services provider whose main controlling shareholders are the controlling shareholders of TMAR Part. The agreement amount is R$550 million per year, a price that can be adjusted based on the actually provided services. Contax currently offers a variety of services to TMAR and Oi, including customer services to fixed telephony customers, outbound telemarketing services to capture new mobile telephony customers, support to prepaid and subscription mobile telephony customers, technical support to Velox subscribers

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ADSL), and collection services. In the period ended September 30, 2011, total consolidated expenses on services provided by Contax amounted to R$557,586 (R$580,105 in the period ended September 30, 2010).

(e)	Investment in Portugal Telecom

The Company holds PT shares, which are accounted for as available-for-sale assets, as described in Note 3 (a)

(f)	Guarantees

The Company is the guarantor of subsidiaries TMAR, Oi, BrT and BrT Celular in financing obtained from the BNDES and other loans, and also provides an unsecured guarantee through the surety of the fifth issue public debentures of BrT. The Company recorded for the period ended September 30, 2011, as commission on guarantee provided, income amounting to R$40,660 (R$47,211 for the period ended September 30, 2010).

In addition to the guarantees of bank borrowings, TNL provided guarantees for TMAR’s lawsuits consisting of authorization to block part of TMAR’s registered Class “A” preferred shares held by TNL. TMAR pays TNL for this guarantee an amount equivalent to 1.5% per year of the amount guaranteed in such lawsuits. The Company recorded for the period ended September 30, 2011, as commission on the guarantee provided, income of R$17,957 (R$4,992 for the period ended September 30, 2010).

29	INSURANCE

During the concession period, the concessionary has the obligation of maintaining the following insurance coverage, over the prescribed terms: “all risks” policy that covers property damages to all insurable assets belonging to the concession, insurance against economic losses to insure the continuity of services, and insurance guaranteeing payment of obligations related to the quality and universal services, as provided for by Clause XXIV of the Concession Agreements.

The assets and liabilities in material and/or high-risk amounts are insured. The Company and its subsidiaries maintain insurance coverage against property damages, loss of revenue arising from such damages (loss of profits), etc. Management understands that the amount insured is sufficient to assure the integrity of assets and the continuity of operations, and the compliance with the rules set out in the Concession Agreements.

As at September 30, 2011, the insurance policies provide the following coverage, per risk and type of asset:

Insurance line	9/30/2011
Operational risks and loss of profits	800.000
Fire—inventories	100.000
Civil liability—third parties (*)	148.352
Concession warranty—TMAR	64.971
Concession warranty—BrT	40.443
Theft—inventories	20.000

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Civil liability - general	15.000
Civil liability—automobile	3.000

(*)	Based on the foreign exchange rate prevailing at September 30, 2011 (ptax)—US$1/R$1.8544

30	OTHER INFORMATION

(a)	Corporate restructuring – Oi S.A.

On May 24, 2011, the Company disclosed a Material Fact in which it communicates to its shareholders that TMAR Part ordered its officers to conduct studies and adopt procedures aimed at a corporate restructuring of the following Oi Group companies: TNL, TMAR, Coari and BrT.

The intended corporate restructuring consists of the merger of TMAR shares by Coari and the mergers of Coari and TNL with and into BrT, the company that would concentrate all the equity interest currently held in Oi Group companies, would be the sole Oi company listed in the stock exchange, and that would change its corporate name to Oi S.A.

The simplified calendar below shows the current corporate structure and the corporate structure after the corporate restructuring is implemented:

The corporate restructuring aims at definitely simplifying the corporate structure and the governance of the Oi Group companies, eliminating operating and administrative costs, and increase liquidity for all shareholders. The corporate restructuring entails the merger of TMAR shares by Coari and the mergers of

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Coari and TNL with and into BrT on the same date, as joint and inseparable transactions, so that the completion of each transaction would be contingent on the approval of the other.

Maintaining the share control of Oi S.A. exclusively at TMAR Part. is a condition for the approval of the corporate restructuring, thus complying with its legal and regulatory obligations before ANATEL. TMAR Part. and its direct or indirect shareholders will take the necessary actions to maintain control and comply with such obligations, including, potentially, through the exchange of preferred shares held for common shares held by direct or indirect shareholders.

We estimate that the corporate restructuring will result in the creation of value for the shareholders by, but not limited to:

•	simplifying the shareholding structure of the Oi Group companies;

•

unifying the share bases of the Oi Group companies currently divided into three (3) publicly-traded companies and seven (7) different classes and types of shares traded, in a single company, with two (2) different shares traded;

•

significantly increasing share liquidity, due to the concentration of shareholders in a single company, whose common and preferred shares will be traded on the BM&F Bovespa and the NYSE, on the latter through an ADR program;

•	unifying Oi Group companies financial reporting after the completion of the corporate restructuring, to permit the design of a long-term dividend policy; and

•

reducing operating, administrative, and financial costs by streamlining and unifying general business management, optimizing the capital structure, and maximizing fundraising capacity and access to the capital market.

At the Annual Shareholders’ Meeting of BrT that approves the mergers of Coari and TNL, we will propose the issuance of redeemable free shares, to be attributed exclusively to BrT shareholders prior to the mergers, which will be immediately redeemed in cash, for a total amount of R$1.5 billion, to be paid proportionally to each shareholder’s interest in BrT’s share capital. The amount of the redeemed shares will be deducted from the calculation of the share exchange ratios that will be approved.

On June 29, 2011, TNL, TMAR, and BrT established special independent committees. Coari did not establish its own special independent committee because TMAR is its single shareholder.

On August 17, 2011, the Boards of Directors of TNL, TMAR and BrT approved the share exchange ratios recommended by the respective Special Independent Committees, as follows:

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Original share/Substitution shares	Exchange ratio
TNLP3 / BRTO3	2.3122
TNLP4 / BRTO4	2.1428
TNLP4 / BRTO3	1.8581
TMAR3 / BRTO3	5.1149
TMAR5 and TMAR6 / BRTO4	4.4537
TMAR5 and TMAR6 / BRTO3	3.8620

On August 26, 2011, the Boards of Directors of TNL, TMAR and BrT approved the general conditions of the Corporate Restructuring.

In addition to the relevant corporate approvals, the corporate restructuring must be approved by ANATEL.

As the shares of both BrT and TNL are registered with the SEC, the corporate restructuring will depend on the registration of the shares to be issued by Oi S.A. with the SEC.

The corporate restructuring will also be submitted to the approval of certain creditors and debentureholders, pursuant to the terms of the relevant debt instruments, but is not, however, contingent to their approval.

The Debentureholders’ Meeting held on October 17, 2011 approved the discontinuation of the liens granted under TNL guarantees on the Company’s fourth issuance public debentures.

Under Article 137, Par. 1, of the Brazilian Corporate Law, dissenting shareholders will have the right to withdraw, a right exercisable in relation to the shares they held unremittingly from May 23, 2011 to the date they exercise the right of withdrawal. The shares acquired beginning May 24, 2011 will not entitle their holder to the right to withdraw as a result of the corporate restructuring.

We estimate that the shareholder meetings of BrT, Coari, TMAR, and TNL that will decide on the transactions described above will be called to be held within approximately 180 days from May 24, 2011, and will start to be traded, under their new ticker code, within approximately 40 days after the date of the shareholders’ meetings that approved the mergers.

As the Company is committed to the corporate restructuring of the Oi Group companies, having a significant portion of the events under its control, and in light of the business strategy to be adopted by management, the Company’s future operations will be significantly impacted, since certain revenues will be consolidated, there will be cost savings, certain assets will be used in an integrated way, and the restructuring will have other benefits and impacts. Management will analyze, therefore, cash flows on a consolidated basis in its decision-making process.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As a result, the Company considered the consolidated future cash flows of its operations to determine if there are any indications that its assets (represented by this cash-generating unit) may be impaired. The test did not reveal any evidence of impairment of the Company’s long-lived assets.

Also because of its commitment to the corporate restructuring of the Oi Group companies, the Company recognized the following: (i) in subsidiary BrT, a liability corresponding to redeemable bonus shares, amounting to R$1,501,984, and (ii) in the Company, the write-off of deferred tax assets related to tax loss carryforwards due to the probable liquidation of TNL, by merger with and into subsidiary BrT, amounting to R$185,361.

(b)	Revisions of STFC concession contracts

On June 30, 2011, the Company and indirect subsidiary BrT entered into with ANATEL and the Ministry of Communications revisions of the STFC concession agreements and the Commitment Term Sheet to ensure the attainment of the objectives set out in Decree 7175/2010 (National Broadband Plan (PNBL).

One of the main changes introduced by the revisions of STFC concession agreements is the end of the restriction that prevented associates of telecommunications service concessionaries to provide pay TV services.

The revision also complies with the new version of the General Universal Service Targets Plan (PGMU III), which is one of the appendices to said concession agreements. Under this new version, the Company and indirect subsidiary BrT agree to install payphones (TUPs) in rural areas (schools, health clinics, and other locations), offering individual access to rural populations, and special individual class access (AICE) to lower-income subscribers enrolled on the Single Register for Federal Government Social Programs.

The Presidential Decree that enacts the new PGMU III establishes that the technical feasibility of the prescribed obligations must be ensured and limits the installation of TUPs in rural areas to the balance resulting from the waiver of installing urban TUPs, in line with the provision of the General Telecommunications Law and the concession agreements in effect.

The TUP density target in urban areas was reduced from six to four for every 1,000 inhabitants and is immediately effective. Rural area TUP and rural individual access targets are all on demand and will only start to be met after a network coverage using a radio communication system operating in 451 MHz to 458 MHz and 461 MHz to 468 MHz radiofrequency sub-bands is in place, to be built by the winner of the bidding process that will be held on a date not yet set.

Concurrently with the execution of the amendment to the concession agreements and the enactment of the new PGMU, the Company and indirect subsidiary BrT voluntarily entered into a Commitment Term Sheet with the Ministry of Communications and ANATEL, joining the PNBL. Under this Commitment Term Sheet, the Oi Group companies agree to offer low-cost broadband services

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(‘Retail Offering’) and a ‘Wholesale Offering’, both aimed at meeting the Federal Government’s objectives of expanding and disseminating broadband use in Brazil.

(c)	Service Agreement and Official Sponsorship of the 2014 FIFA World Cup

In June 2010, the Company entered into an agreement with FIFA – “Fédération Internationale de Football Association” to be the official provider of all telecommunications services of the 2014 FIFA World Cup and one of the official sponsors of the event.

The terms set forth by said agreement became effective only in 2011 since the agreement only became effective in January 2011.

Under the telecommunications services agreement, the Company agrees to make the necessary investments in infrastructure to provide such services.

Tele Norte Leste Participações S.A.

Notes to the Unaudited Interim Consolidated Financial Statements

For the Period Ended September 30, 2011 and 2010

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

31	ADDITIONAL DISCLOSURES RELATING TO THE STATEMENT OF CASH FLOWS

(a)	Oi, Banco do Brasil and Cielo agreement

On February 28, 2011, indirect subsidiary Paggo Acquirer sold 50% of the investment held in Paggo Soluções to CieloPar. The amounts of the assets and the liabilities assigned under this transaction are summarized below:

Paggo Soluções
Cash and cash equivalents	17
Trade receivables	4,313
Property, plant and equipment and intangible assets	52,216
Trade payables	(4,888)
Other assets and liabilities	566
Loss on disposal of investment	(5,224)
Sale price settled in cash	47,000
Cash of Paggo Soluções	(17)
Cash received for the sale of 50% of Paggo Soluções, net of cash of Paggo Soluções	46,983

(b)	Other information

	9/30/2011	9/30/2010
Variation between economic and financial investments (PP&E and Intangible assets)	(1,005,223)	(1,302,871)
Redeemable bonus shares (Note 24)	761,763
Compensation of judicial deposits	263,521	296,905